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                              CREDIT AGREEMENT

                                 DATED AS OF
                               AUGUST 15, 1997




                                    AMONG

                                  CTB, INC.
                       CHORE-TIME BROCK HOLDING B. V.
                                AS BORROWERS


                   THE LENDING INSTITUTIONS NAMED THEREIN
                                 AS LENDERS


                                     AND


                        KEYBANK NATIONAL ASSOCIATION
                           AS ADMINISTRATIVE AGENT








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


                              TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SECTION 1.   DEFINITIONS AND TERMS..........................................  1
      1.1.   CERTAIN DEFINED TERMS..........................................  1
      1.2.   COMPUTATION OF TIME PERIODS.................................... 16
      1.3.   ACCOUNTING TERMS............................................... 16
      1.4.   TERMS GENERALLY................................................ 16
      1.5.   CURRENCY EQUIVALENTS........................................... 17

SECTION 2.   AMOUNT AND TERMS OF LOANS...................................... 17
      2.1.   COMMITMENTS FOR LOANS.......................................... 17
      2.2.   MINIMUM BORROWING AMOUNTS, ETC.; PRO RATA BORROWINGS........... 18
      2.3.   NOTICE OF BORROWING............................................ 18
      2.4.   DISBURSEMENT OF FUNDS FROM BORROWINGS.......................... 20
      2.5.   REFUNDING OF, OR PARTICIPATION IN, SWING LINE REVOLVING LOANS.. 21
      2.6.   NOTES.......................................................... 22
      2.7.   VOLUNTARY CONVERSION OF DOLLAR DENOMINATED GENERAL REVOLVING
             LOANS; REDENOMINATION OF GENERAL REVOLVING LOANS............... 22
      2.8.   INTEREST ON LOANS.............................................. 24
      2.9.   INTEREST PERIODS............................................... 25
      2.10.  INCREASED COSTS, ILLEGALITY, ETC............................... 26
      2.11.  COMPENSATION................................................... 28
      2.12.  CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS............... 28

SECTION 3.   LETTERS OF CREDIT.............................................. 29
      3.1.   LETTERS OF CREDIT.............................................. 29
      3.2.   LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE................. 30
      3.3.   AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS................... 30
      3.4.   LETTER OF CREDIT PARTICIPATIONS................................ 31
      3.5.   INCREASED COSTS................................................ 33
      3.6.   GUARANTY OF SUBSIDIARY LETTER OF CREDIT OBLIGATIONS............ 34

SECTION 4.   FEES; COMMITMENTS.............................................. 35
      4.1.   FEES........................................................... 35
      4.2.   VOLUNTARY REDUCTION OF COMMITMENTS............................. 36
      4.3.   MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC...................... 37
      4.4.   EXTENSION OF MATURITY DATE..................................... 37

SECTION 5.   PAYMENTS....................................................... 37
      5.1.   VOLUNTARY PREPAYMENTS.......................................... 37
      5.2.   MANDATORY PREPAYMENTS.......................................... 38
      5.3.   METHOD AND PLACE OF PAYMENT.................................... 39
      5.4.   NET PAYMENTS................................................... 39

SECTION 6.   CONDITIONS PRECEDENT........................................... 41
      6.1.   CONDITIONS PRECEDENT AT INITIAL BORROWING DATE................. 41
      6.2.   FIRST BORROWING BY ANY ADDITIONAL FOREIGN BORROWING SUBSIDIARY. 42
      6.3.   CONDITIONS PRECEDENT TO ALL CREDIT EVENTS...................... 42

SECTION 7.   REPRESENTATIONS AND WARRANTIES................................. 43
      7.1.   CORPORATE STATUS, ETC.......................................... 43




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
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
      7.2.   SUBSIDIARIES................................................... 43
      7.3.   CORPORATE POWER AND AUTHORITY, ETC............................. 43
      7.4.   NO VIOLATION................................................... 43
      7.5.   GOVERNMENTAL APPROVALS......................................... 44
      7.6.   LITIGATION..................................................... 44
      7.7.   USE OF PROCEEDS; MARGIN REGULATIONS............................ 44
      7.8.   FINANCIAL STATEMENTS, ETC...................................... 44
      7.9.   NO MATERIAL ADVERSE CHANGE..................................... 45
      7.10.  TAX RETURNS AND PAYMENTS....................................... 45
      7.11.  TITLE TO PROPERTIES, ETC....................................... 45
      7.12.  LAWFUL OPERATIONS, ETC......................................... 45
      7.13.  ENVIRONMENTAL MATTERS.......................................... 45
      7.14.  COMPLIANCE WITH ERISA.......................................... 46
      7.15.  INTELLECTUAL PROPERTY, ETC..................................... 46
      7.16.  INVESTMENT COMPANY............................................. 46
      7.17.  BURDENSOME CONTRACTS; LABOR RELATIONS.......................... 47
      7.18.  EXISTING INDEBTEDNESS.......................................... 47
      7.19.  TRUE AND COMPLETE DISCLOSURE................................... 47

SECTION 8.   AFFIRMATIVE COVENANTS.......................................... 48
      8.1.   REPORTING REQUIREMENTS......................................... 48
      8.2.   INSPECTIONS.................................................... 50
      8.3.   INSURANCE...................................................... 50
      8.4.   PAYMENT OF TAXES AND CLAIMS.................................... 50
      8.5.   CORPORATE FRANCHISES........................................... 50
      8.6.   GOOD REPAIR.................................................... 51
      8.7.   COMPLIANCE WITH STATUTES, ETC.................................. 51
      8.8.   COMPLIANCE WITH ENVIRONMENTAL LAWS............................. 51
      8.9.   FISCAL YEARS, FISCAL QUARTERS.................................. 52
      8.10.  CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY............ 52
      8.11.  CORPORATE SEPARATENESS......................................... 52
      8.12.  HEDGE AGREEMENTS, ETC.......................................... 53
      8.13.  ADDITION AND DELETION OF FOREIGN BORROWING SUBSIDIARIES........ 53
      8.14.  SENIOR DEBT.................................................... 53

SECTION 9.   NEGATIVE COVENANTS............................................. 53
      9.1.   CHANGES IN BUSINESS............................................ 53
      9.2.   CONSOLIDATION, MERGER OR SALE OF ASSETS, ETC................... 53
      9.3.   LIENS.......................................................... 55
      9.4.   INDEBTEDNESS................................................... 56
      9.5.   ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS.......... 57
      9.6.   PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC................ 59
      9.7.   TOTAL INDEBTEDNESS/CONSOLIDATED EBITDA RATIO................... 59
      9.8.   TOTAL INDEBTEDNESS/TOTAL CAPITALIZATION RATIO.................. 59
      9.9.   INTEREST COVERAGE RATIO........................................ 59
      9.10.  MINIMUM CONSOLIDATED NET WORTH................................. 59
      9.11.  TRANSACTIONS WITH AFFILIATES................................... 60
      9.12.  LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS................... 60
      9.13.  LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS................. 60
      9.14.  PLAN TERMINATIONS, MINIMUM FUNDING, ETC........................ 60


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
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
SECTION 10.  EVENTS OF DEFAULT.............................................. 61
      10.1.  EVENTS OF DEFAULT.............................................. 61
      10.2.  ACCELERATION, ETC.............................................. 62
      10.3.  APPLICATION OF LIQUIDATION PROCEEDS............................ 63

SECTION 11.  THE ADMINISTRATIVE AGENT....................................... 63
      11.1.  APPOINTMENT.................................................... 63
      11.2.  DELEGATION OF DUTIES........................................... 64
      11.3.  EXCULPATORY PROVISIONS......................................... 64
      11.4.  RELIANCE BY ADMINISTRATIVE AGENT............................... 64
      11.5.  NOTICE OF DEFAULT.............................................. 64
      11.6.  NON-RELIANCE................................................... 65
      11.7.  INDEMNIFICATION................................................ 65
      11.8.  THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY................ 65
      11.9.  SUCCESSOR ADMINISTRATIVE AGENT................................. 65
      11.10. OTHER AGENTS................................................... 66

SECTION 12.  GUARANTY BY THE COMPANY........................................ 66
      12.1.  GUARANTY OF FOREIGN SUBSIDIARY BORROWINGS...................... 66
      12.2.  ADDITIONAL UNDERTAKING......................................... 66
      12.3.  GUARANTY UNCONDITIONAL, ETC.................................... 66
      12.4.  COMPANY OBLIGATIONS TO REMAIN IN EFFECT; RESTORATION........... 67
      12.5.  WAIVER OF ACCEPTANCE, ETC...................................... 67
      12.6.  SUBROGATION.................................................... 67
      12.7.  EFFECT OF STAY................................................. 67

SECTION 13.  MISCELLANEOUS.................................................. 67
      13.1.  PAYMENT OF EXPENSES ETC........................................ 67
      13.2.  RIGHT OF SETOFF................................................ 68
      13.3.  NOTICES........................................................ 69
      13.4.  BENEFIT OF AGREEMENT........................................... 69
      13.5.  NO WAIVER: REMEDIES CUMULATIVE................................. 70
      13.6.  PAYMENTS PRO RATA.............................................. 70
      13.7.  CALCULATIONS: COMPUTATIONS..................................... 71
      13.8.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
             WAIVER OF JURY TRIAL........................................... 71
      13.9.  COUNTERPARTS................................................... 72
      13.10. EFFECTIVENESS.................................................. 72
      13.11. HEADINGS DESCRIPTIVE........................................... 72
      13.12. AMENDMENT OR WAIVER............................................ 72
      13.13. SURVIVAL....................................................... 72
      13.14. DOMICILE OF LOANS.............................................. 73
      13.15. CONFIDENTIALITY................................................ 73
      13.16. LENDER REGISTER................................................ 73
      13.17. LIMITATIONS ON LIABILITY OF THE LETTER OF CREDIT ISSUERS....... 73
      13.18. GENERAL LIMITATION OF LIABILITY................................ 74
      13.19. NO DUTY........................................................ 74
      13.20. LENDERS AND ADMINISTRATIVE AGENT NOT FIDUCIARY TO
             COMPANY, ETC................................................... 74
      13.21. JUDGMENT CURRENCY.............................................. 74
      13.22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................... 75


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
ANNEX I      -    INFORMATION AS TO LENDERS
ANNEX II     -    INFORMATION AS TO SUBSIDIARIES
ANNEX III    -    DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX IV     -    DESCRIPTION OF EXISTING LIENS
ANNEX V      -    DESCRIPTION OF EXISTING ADVANCES, LOANS,
                  INVESTMENTS AND GUARANTEES
ANNEX VI     -    DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED UNDER THE
                  CREDIT AGREEMENT

EXHIBIT A-1  -    FORM OF GENERAL REVOLVING NOTE
EXHIBIT A-2  -    FORM OF SWING LINE REVOLVING NOTE
EXHIBIT B-1  -    FORM OF NOTICE OF BORROWING
EXHIBIT B-2  -    FORM OF NOTICE OF CONVERSION
EXHIBIT B-3  -    FORM OF LETTER OF CREDIT REQUEST
EXHIBIT B-4  -    FORM OF NOTICE OF REDENOMINATION
EXHIBIT C-1  -    FORM OF SUBSIDIARY GUARANTY
EXHIBIT C-2  -    FORM OF FOREIGN SUBSIDIARY GUARANTY
EXHIBIT D    -    FORM OF OPINION OF INTERNAL COUNSEL TO THE COMPANY
EXHIBIT E    -    FORM OF ASSIGNMENT AGREEMENT
EXHIBIT F    -    FORM OF SECTION 5.4(B)(II) CERTIFICATE
EXHIBIT G    -    FORM OF ELECTION TO PARTICIPATE
EXHIBIT H    -    FORM OF ELECTION TO TERMINATE


                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of August 15, 1997, among the following:

           (i) CTB, INC., an Indiana corporation (herein, together with its successors and assigns, the "COMPANY" or a "BORROWER");

           (ii) CHORE-TIME BROCK HOLDING B. V., a private limited liability company formed under the laws of The Netherlands (herein, together with its successors and assigns, "CHORE-TIME NETHERLANDS" or a "BORROWER"), which is a Wholly-Owned Subsidiary of the Company;

           (iii) the lending institutions listed in Annex I hereto (each a "LENDER" and collectively, the "LENDERS"); and

           (iv) KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (the "ADMINISTRATIVE AGENT"):


     PRELIMINARY STATEMENTS:

     (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

     (2) The Borrowers have applied to the Lenders for credit facilities in order to refinance certain indebtedness of the Borrowers and in order to provide working capital and funds for other lawful purposes.

     (3) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the credit facilities provided for herein.

     NOW, THEREFORE, it is agreed:


     SECTION 1. DEFINITIONS AND TERMS.

     1. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

     "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

     "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Company or any other Credit Party or any of their respective Subsidiaries.

     "AGREEMENT" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

     "ALTERNATIVE CURRENCY" shall mean and include (i) Dutch Guilders, German Marks, French Francs, Pounds Sterling and European Currency Units (ECUs), if at the time any such currency is readily and freely transferable and convertible into Dollars; and (ii) any other lawful currency other than Dollars which is readily and freely transferable and convertible into Dollars and which (A) in the case of any General Revolving Loans to be denominated in such Alternative Currency, is acceptable to all of the Lenders with General Revolving Commitments, or (B) in the case of any Letter of Credit which is payable in such Alternative Currency, is acceptable to the Required Lenders and any applicable Letter of Credit Issuer.

     "APPLICABLE EUROCURRENCY MARGIN" shall have the meaning provided in section 2.8(g).

     "APPLICABLE FACILITY FEE RATE" shall have the meaning provided in section 4.1(a).

     "APPLICABLE LENDING OFFICE" shall mean, with respect to each Lender, (i) such Lender's Domestic Lending Office in the case of Borrowings consisting of Prime Rate Loans (or, in the case of any Borrowings of Swing Line Revolving Loans consisting of Money Market Rate Loans), and (ii) such Lender's Eurocurrency Lending Office in the case of Borrowings consisting of Eurocurrency Loans.

     "ASSET SALE" shall mean the sale, transfer or other disposition (including by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Company or any Subsidiary) by the Company or any Subsidiary to any person other than the Company or any Subsidiary of any of their respective assets (other than sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, tangible or intangible, in the ordinary course of business).

     "ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement substantially in the form of Exhibit E hereto.

     "AUTHORIZED OFFICER" shall mean any officer or employee of any applicable Borrower designated as such in writing to the Administrative Agent by such Borrower.

     "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(h).

     "BORROWER" shall mean any of the Company, Chore-Time Netherlands or any other Foreign Borrowing Subsidiary, as the case may be.

     "BORROWING" shall mean the incurrence of General Revolving Loans or Swing Line Revolving Loans, as the case may be, consisting of a single Type of Loan denominated in the same currency, by any applicable Borrower from all of the Lenders having Commitments in respect thereof on a PRO RATA basis on any given date (or in the case of General Revolving Loans, resulting from a conversion or a Redenomination on a given date), having in the case of Eurocurrency Loans denominated in any particular currency the same Interest Period, and having in the case of any Money Market Rate Loans the same Quoted Rate and maturity.

     "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the applicable Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, any day which is a Business Day described in clause (i) and which is also a day on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of any Alternative Currency in which any applicable Eurocurrency Loans are denominated.

     "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

     "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Company or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

     "CASH EQUIVALENTS" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or
(y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "APPROVED LENDER"), in each case with maturities of not more than 90 days from the date of acquisition, (iii) commercial paper issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 90 days after the date of acquisition, (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above, and (v) in the case of any Foreign Subsidiary only, short term deposits, certificates of deposits, repurchase agreements and similar financial instruments, in any currency, with or issued by any local or international financial institution, not exceeding $5,000,000 (or the equivalent in any other currency) in the case of any single financial institution.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 ET SEQ.

     "CHANGE OF CONTROL" shall mean and include any of the following:

           (i) the Parent shall, for any reason, cease to have, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of at least 85%, on a fully diluted basis, of the economic or voting interest in the Company's capital stock;

           (ii) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Parent, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Parent or the Company, American Securities Partners GP (Management) Corp. and/or ASP/CTB G.P. Corp and their Affiliates, J. Christopher Chocola and Caryl M. Chocola and any active full-time employees of the Company (and (x) trusts for the benefit of any such individual person, his or her family and descendants, and (y) any voting trust over which Mr. J. Christopher Chocola and/or officers of American Securities Partners GP (Management Corp. or any of its Affiliates exercises control), shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 25%, on a fully diluted basis, of the economic or voting interest in the Parent's capital stock;

           (iii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Parent's Board of Directors (together with any new directors whose election by the Parent's Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

           (iv) the shareholders of the Parent approve a plan of complete liquidation of the Parent or an agreement or agreements for the sale or disposition by the Parent of all or substantially all of the Parent's assets; or

           (v) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement or agreements for the sale or disposition by the Company of all or substantially all of the Company's assets.

     "CHORE-TIME NETHERLANDS" shall have the meaning provided in the first paragraph of this Agreement.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "COMMITMENT" shall mean with respect to each Lender its General Revolving Commitment or its Swing Line Revolving Commitment, as the case may be.

     "COMPANY" shall have the meaning provided in the first paragraph of this Agreement.

     "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Company and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Company and its Subsidiaries. Notwithstanding the foregoing, amounts expended to complete, or capitalized in connection with the completion of, Permitted Acquisitions, shall not constitute Capital Expenditures.

     "CONSOLIDATED EBIT" shall mean, for any period, Consolidated Net Income for such period; PLUS (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Total Interest Expense, (ii) Total Income Tax Expense, (iii) amortization or write-off of deferred financing costs, and (iv) extraordinary non-cash losses and other non-recurring non-cash losses and charges; LESS (B) gains on sales of assets (excluding sales in the ordinary course of business) and extraordinary gains and non-recurring non-cash gains; all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) Total Depreciation Expense, and
(iii) Total Amortization Expense, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP; PROVIDED that Consolidated EBITDA for any period shall include the appropriate financial items for any person or business unit which has been acquired by the Company for any portion of such period prior to the date of acquisition, in which event appropriate adjustments shall also be made to exclude the appropriate financial items for any person or business unit which has been disposed of by the Company, for the portion of such period prior to the date of disposition.

     "CONSOLIDATED NET INCOME" shall mean for any period, the net income (or loss), without deduction for minority interests, of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, PROVIDED that there shall be excluded therefrom (i) the income, (or loss) of any entity (other than Subsidiaries of the Company) in which the Company or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries during such period, (ii) the income (or loss) of any entity accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries or on which its assets are acquired by the Company or any of its Subsidiaries, and (iii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "CONSOLIDATED NET WORTH" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Company as at such date; PROVIDED that such amounts shall be adjusted to eliminate the effect of foreign currency translation adjustments for any periods subsequent to the fiscal quarter ended June 30, 1997.

     "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, the Subsidiary Guaranty, the Foreign Subsidiary Guaranty, any Election to Participate and any Letter of Credit Document.

     "CREDIT EVENT" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

     "CREDIT PARTY" shall mean each Borrower and each Subsidiary which is a party to any Credit Document.

     "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "DEFAULTING LENDER" shall mean any Lender with, respect to which a Lender Default is in effect.

     "DESIGNATED HEDGE AGREEMENT" shall mean any Hedge Agreement to which the Company or any of its Subsidiaries is a party which, pursuant to a written instrument signed by the Required Lenders, has been designated as a Designated Hedge Agreement so that the Company's or Subsidiaries's counterparty's credit exposure thereunder will be entitled to share in the benefits of the Subsidiary Guaranty to the extent such Subsidiary Guaranty provide guarantees for creditors of the Company or any Subsidiary under Designated Hedge Agreements. The Required Lenders may impose as a condition to any designation of a Designated Hedge Agreement a requirement that the counterparty enter into an intercreditor or similar agreement with the Administrative Agent under which recoveries from the Company and its Subsidiaries with respect to such Designated Hedge Agreement will be shared in a manner consistent with the provisions of section 10.3 hereof.

     "DOLLARS", "U.S. DOLLARS", "DOLLARS" and the sign "$" each means lawful money of the United States.

     "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

     "EFFECTIVE DATE" shall have the meaning provided in section 13.10.

     "ELECTION TO PARTICIPATE" shall mean an Election to Participate substantially in the form of Exhibit G.

     "ELECTION TO TERMINATE" shall mean an Election to Terminate substantially in the form of Exhibit H.

     "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which (i) is not disapproved in writing by the Company in a notice given to a requesting Lender and the Administrative Agent, specifying the reasons for such disapproval, within five Business Days following the giving of notice to the Company of the identity of any proposed transferee (any such disapproval by the Company must be reasonable), PROVIDED that the Company shall not be entitled to exercise the foregoing right of disapproval if and so long as any Event of Default shall have occurred and be continuing; and (ii) is not a direct competitor of the Company or engaged in the same or similar business as the Company, or any of its respective Subsidiaries or is not an Affiliate of any such competitors of the Company or any of its respective Subsidiaries.

     "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Company or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of ERISA) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c),
(m) or (o) of the Code or (ii) as a result of the Company or a Subsidiary of the Company being or having been a general partner of such person.

     "EUROCURRENCY LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Eurocurrency Lending Office in Annex I or in the Assignment Agreement pursuant to which it became a Lender, or such other office or offices (for Eurocurrency Loans denominated in Dollars or particular Alternative Currencies) of such Lender (or its Affiliate or correspondent banks) as such Lender may from time to time specify to the Company and the Administrative Agent.

     "EUROCURRENCY LOANS" shall mean each Loan, denominated in U.S. Dollars or in an Alternative Currency, bearing interest at the rates provided in section 2.8(a)(ii).

     "EUROCURRENCY RATE" shall mean with respect to each Interest Period for a Eurocurrency Loan, (A) either (i) the rate per annum for deposits in Dollars or in the relevant Alternative Currency of amounts in same day funds comparable to the outstanding principal amount of the Eurocurrency Loan for which an interest rate is then being determined for a maturity most nearly comparable to such Interest Period which appears on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen as of 11:00 A.M. (local time at the Notice Office) on the date which is two Business Days prior to the commencement of such Interest Period, or (ii) if such a rate does not appear on such a page, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/32 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the relevant Alternative Currency are offered to each of the Reference Banks by prime banks in the London interbank Eurocurrency market for deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurocurrency Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurocurrency Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded upward to the nearest whole multiple of 1/32 of 1%) by (B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "EVENT OF DEFAULT" shall have the meaning provided in section 10.1.

     "EXISTING INDEBTEDNESS" shall have the meaning provided in section 7.18.

     "EXISTING INDEBTEDNESS AGREEMENTS" shall have the meaning provided in section 7.18.

     "EXISTING LETTER OF CREDIT" shall have the meaning provided in section 3.1(d).

     "FACILITY" shall mean the General Revolving Facility or the Swing Line Revolving Facility, as applicable.

     "FACILITY FEE" shall have the meaning provided in section 4.1(a).

     "FACING FEE" shall have the meaning provided in section 4.1(c).

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

     "FEES" shall mean all amounts payable pursuant to, or referred to in, section 4.1.

     "FOREIGN BORROWING SUBSIDIARY" shall mean (i) Chore-Time Netherlands and
(ii) any other Wholly-Owned Subsidiary of the Company which shall have become a Foreign Borrowing Subsidiary pursuant to section 8.13 hereof, or any of them, as the case may be.

     "FOREIGN SUBSIDIARY" shall mean any Subsidiary (i) which is not incorporated in the United States and substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside the United States, or (ii) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clause (i) of this definition.

     "FOREIGN SUBSIDIARY GUARANTY" shall have the meaning provided in section 8.10(c).

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to section 13.7(a).

     "GENERAL REVOLVING COMMITMENT" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Annex I as its "General Revolving Commitment" as the same may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 13.4.

     "GENERAL REVOLVING FACILITY" shall mean the facility evidenced by the Total General Revolving Commitment.

     "GENERAL REVOLVING FACILITY PERCENTAGE" shall mean at any time for any Lender with a General Revolving Commitment, the percentage obtained by dividing such Lender's General Revolving Commitment by the Total General Revolving Commitment, PROVIDED, that if the Total General Revolving Commitment has been terminated, the General Revolving Facility Percentage for each Lender with a General Revolving Commitment shall be determined by dividing such Lender's General Revolving Commitment immediately prior to such termination by the Total General Revolving Commitment immediately prior to such termination.

     "GENERAL REVOLVING LOAN" shall have the meaning provided in section
2.1(a).

     "GENERAL REVOLVING NOTE" shall have the meaning provided in section
2.6(a).

     "GUARANTEED OBLIGATIONS" shall have the meaning provided in section 12.1.

     "GUARANTY OBLIGATIONS" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor,
(b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, PROVIDED, HOWEVER, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

     "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

     "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect under any applicable Environmental Law.

     "INDEBTEDNESS" of any person shall mean without duplication:

           (i)   all indebtedness of such person for borrowed money,

           (ii) all bonds, notes, debentures and similar debt securities of such person,

           (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person,

           (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder,

           (v) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed,

           (vi)  all Capitalized Lease Obligations of such person,

           (vii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all "synthetic" leases (i.e. leases accounted for by the lessee as operating leases under which the lessee is the "owner" of the leased property for Federal income tax purposes,

           (viii) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations,

           (ix) the portion of the outstanding balance of trade receivables, notes or other instruments sold which represents the recourse portion thereof, other than any such sales solely for purposes of collection of delinquent accounts, and

           (x)    all Guaranty Obligations of such person,

PROVIDED that neither trade payables and accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness.

     "INITIAL BORROWING DATE" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied.

     "INTEREST COVERAGE RATIO" shall mean, for any Testing Period, the ratio of
(i) Consolidated EBIT to (ii) Total Interest Expense, in each case on a consolidated basis for the Company and its Subsidiaries for such Testing Period.

     "INTEREST PERIOD" with respect to any Eurocurrency Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.9.

     "KEYBANK" shall mean KeyBank National Association, a national banking association, together with its successors and assigns.

     "LEASEHOLDS" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

     "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

     "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under section 3.4(c) or (ii) a Lender having notified the Administrative Agent and/or the Company that it does not intend to comply with the obligations under section 2.1 and/or section 3.4(c), in the case of either
(i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

     "LENDER REGISTER" shall have the meaning provided in section 13.16.

     "LETTER OF CREDIT" shall have the meaning provided in section 3.1(a).

     "LETTER OF CREDIT DOCUMENTS" shall have the meaning specified in section 3.2(a).

     "LETTER OF CREDIT FEE" shall have the meaning provided in section 4.1(b).

     "LETTER OF CREDIT ISSUER" shall mean (i) in respect of each Existing Letter of Credit, the Lender that has issued same as of the Effective Date;
(ii) in any other case, any of the original Lenders named in this Agreement; and/or (iii) any other Lender that is requested, and agrees, to so act by the Company, and is approved by the Administrative Agent and the Required Lenders; PROVIDED, that unless otherwise agreed by the Company and KeyBank, KeyBank will act as the Letter of Credit Issuer for Letters of Credit issued after the Effective Date for any of the purposes contemplated by section 3.1(a).

     "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

     "LETTER OF CREDIT REQUEST" shall have the meaning provided in section
3.2(a).

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

     "LOAN" shall have the meaning provided in section 2.1 and shall include any General Revolving Loan or any Swing Line Revolving Loan, as the case may be.

     "MARGIN STOCK" shall have the meaning provided in Regulation U.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations or condition (financial or otherwise) of, when used with reference to the Company or any of its Subsidiaries, the Company and its Subsidiaries, taken as a whole, or when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be.

     "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any person, any Subsidiary of such person that (x) has assets at such time comprising 5% or more of the consolidated assets of such person and its Subsidiaries or (y) had net income in the most recently ended fiscal year of such person comprising 5% or more of the consolidated net income of such person and its Subsidiaries for such fiscal year.

     "MATURITY DATE" shall mean August 15, 2002, unless earlier terminated, or extended in accordance with section 4.4.

     "MINIMUM BORROWING AMOUNT" shall mean (i) for General Revolving Loans which are (A) Prime Rate Loans, $500,000, with minimum increments thereafter of $100,000, or (B) Eurocurrency Loans denominated in Dollars, $1,000,000, with minimum increments thereafter of $100,000, or (C) Eurocurrency Loans denominated in an Alternative Currency, the substantial equivalent in such Alternative Currency of $4,000,000, with minimum increments thereafter of the substantial equivalent in such Alternative Currency of $100,000; and (ii) for Swing Line Revolving Loans, (A) $100,000, if the maturity thereof is longer than 7 days, or (B) $250,000, if the maturity thereof is 7 days or less, in each case with minimum increments thereafter in such amounts as the Company may specify.

     "MONEY MARKET RATE LOAN" shall mean each Swing Line Revolving Loan bearing interest at a rate provided in section 2.8(b)(ii).

     "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

     "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Company or any ERISA Affiliate, and one or more employers other than the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

     "NOTE" shall mean a General Revolving Note or a Swing Line Revolving Note, as the case may be.

     "NOTICE OF BORROWING" shall have the meaning provided in section 2.3(a).

     "NOTICE OF CONVERSION" shall have the meaning provided in section 2.7(a).

     "NOTICE OF REDENOMINATION" shall have the meaning provided in section
2.7(b).

     "NOTICE OF SWING LINE REFUNDING" shall have the meaning provided in section 2.5(a).

     "NOTICE OFFICE" shall mean the office of the Administrative Agent at Key Center, 127 Public Square, Cleveland, Ohio 44114, Attention: Large Corporate Group (facsimile: (216) 689-4981), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Company from time to time.

     "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Company or any other Credit Party to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

     "PARENT" shall mean CTB International Corp., a Delaware corporation, and its successors and assigns.

     "PARTICIPANT" shall have the meaning provided in section 3.4(a).

     "PAYMENT OFFICE" shall mean (i) in the case of all payments to be made in Dollars, the office of the Administrative Agent at Key Center, 127 Public Square, Cleveland, Ohio 44114, Attention: Large Corporate Group (telephone:
(216) 689-4448; facsimile: (216) 689-4981), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Company from time to time, and (ii) in the case of all payments to be made in an Alternative Currency, such office of the Administrative Agent, one of its Affiliate banks or branches, or such correspondent bank, as is specified in Annex A or as the Administrative Agent may designate to the Company from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "PERCENTAGE" shall mean the General Revolving Facility Percentage or the Swing Line Revolving Facility Percentage, as applicable.

     "PERMITTED ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of facilities and businesses operated by persons who are not Subsidiaries of the Company, and
(ii) acquisitions of equity or other similar interests in such persons (whether by merger, stock purchase or otherwise); PROVIDED, that no such transaction shall be considered a Permitted Acquisition if:

           (A) such transaction is actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, UNLESS all of the Lenders consent to such transaction;

           (B) the aggregate consideration for such transaction (including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons), but excluding any portion of such consideration consisting of common stock of the Company or the Parent, would exceed $30,000,000, UNLESS the Required Lenders consent to such transaction;

           (C) the cumulative aggregate consideration for such transaction and all other Permitted Acquisitions effected by the Company and its Subsidiaries after June 30, 1997 (including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons), but excluding any portion of such consideration consisting of common stock of the Company or the Parent, would exceed $40,000,000, UNLESS the Required Lenders consent to such transaction;

           (D) such acquisition involves the Company and its Subsidiaries in a business which is not similar or related to the businesses engaged in by the Company and its Subsidiaries on the Effective Date; or

           (E) as a result thereof the Company or any Subsidiary acquires any equity interest in any person and such person does not by virtue of such transaction become a Subsidiary of the Company.

Notwithstanding the foregoing, the term Permitted Acquisition does not include Consolidated Capital Expenditures or any loans, advances, joint ventures or investments otherwise permitted pursuant to section 9.5.

     "PERMITTED LIENS" shall mean Liens described in section 9.3.

     "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by the Administrative Agent at its principal office, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time PLUS 1/2 of 1% per annum.

     "PRIME RATE LOAN" shall mean each Loan, denominated in U. S. Dollars, bearing interest at the rates provided in section 2.8(a)(i) or 2.8(b)(i).

     "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

     "QUOTED RATE" shall have the meaning provided in section 2.3(c).

     "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.

     "REAL PROPERTY" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

     "REDENOMINATE", "REDENOMINATION" and "REDENOMINATED" each refers to redenomination of each Eurocurrency Loan comprising the same Borrowing from Dollars into an Alternative Currency or from an Alternative Currency into Dollars or another Alternative Currency pursuant to section 2.7(b).

     "REFERENCE BANKS" shall mean KeyBank and any other Lender or Lenders selected as a Reference Bank by the Administrative Agent, PROVIDED, that if any of such Reference Banks is no longer a Lender, the Administrative Agent may select a replacement Reference Bank from among the Lenders.

     "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "REPORTABLE EVENT" shall mean an event described in section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation section 2615.

     "REQUIRED LENDERS" shall mean Non-Defaulting Lenders whose outstanding General Revolving Loans and Unutilized General Revolving Commitments constitute at least 66+2/3% of the sum of the total outstanding General Revolving Loans and Unutilized General Revolving Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Company, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the General Revolving Loans or having such amount of the Unutilized General Revolving Commitments, or (ii) determining the aggregate unpaid principal amount of the General Revolving Loans or Unutilized General Revolving Commitments).

     "SALE AND LEASE-BACK TRANSACTION" shall mean any arrangement with any person providing for the leasing by the Company or any Subsidiary of the Company of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Company and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such person.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

     "SECTION 5.4(B)(II) CERTIFICATE" shall have the meaning provided in section 5.4(b)(ii).

     "STATED AMOUNT" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

     "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Company.

     "SUBSIDIARY GUARANTOR" shall mean any Subsidiary which is a party to the Subsidiary Guaranty.

     "SUBSIDIARY GUARANTY" shall have the meaning provided in section 6.1(c).

     "SUBORDINATED INDEBTEDNESS" shall mean any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Required Lenders may require.

     "SWING LINE REVOLVING COMMITMENT" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in Annex I as its "Swing Line Revolving Commitment" as the same may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 13.4.

     "SWING LINE REVOLVING FACILITY" shall mean the facility evidenced by the Total Swing Line Revolving Commitment.

     "SWING LINE REVOLVING FACILITY PERCENTAGE" shall mean at any time for any Lender with a Swing Line Revolving Commitment, the percentage obtained by dividing such Lender's Swing Line Revolving Commitment by the Total Swing Line Revolving Commitment, PROVIDED, that if the Total Swing Line Revolving Commitment has been terminated, the Swing Line Revolving Facility Percentage for each Lender with a Swing Line Revolving Commitment shall be determined by dividing such Lender's Swing Line Revolving Commitment immediately prior to such termination by the Total Swing Line Revolving Commitment immediately prior to such termination.

     "SWING LINE REVOLVING LOAN" shall have the meaning provided in section 2.1(b).

     "SWING LINE REVOLVING NOTE" shall have the meaning provided in section 2.6(a).

     "TESTING PERIOD" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Company most recently ended (whether or not such quarters are all within the same fiscal year).

     "TOTAL AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "TOTAL CAPITALIZATION" shall mean at any time the sum of (i) the Total Indebtedness at such time, and (ii) the Consolidated Net Worth at such time.

     "TOTAL COMMITMENT" shall mean the sum of the Commitments of the Lenders.

     "TOTAL DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "TOTAL GENERAL REVOLVING COMMITMENT" shall mean the sum of the General Revolving Commitments of the Lenders.

     "TOTAL INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Company or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "TOTAL INDEBTEDNESS" shall mean the sum (without duplication) of the following, for the Company and/or any of its Subsidiaries, all as determined on a consolidated basis of:

           (i)   all indebtedness for borrowed money,

           (ii)  all bonds, notes, debentures and similar debt securities,

           (iii) the deferred purchase price of capital assets which in accordance with GAAP would be shown on the liability side of a consolidated balance sheet of the Company and its Subsidiaries,

           (iv) all drafts drawn under letters of credit issued for the account of the Company or any Subsidiary which are not reimbursed within the time period required for reimbursement,

           (v)   all Capitalized Lease Obligations,

           (vi) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all "synthetic" leases (i.e. leases accounted for by the lessee as operating leases under which the lessee is the "owner" of the leased property for Federal income tax purposes, and

           (vii) the portion of the outstanding balance of trade receivables, notes or other instruments sold which represents the recourse portion thereof, other than any such sales solely for purposes of collection of delinquent accounts,

PROVIDED that neither trade payables and accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness, shall be included.

     "TOTAL INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is capitalized and that which is attributable to Capital Leases, in accordance with GAAP) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries including, without limitation, net costs under Hedge Agreements, but excluding, however, any write-off, or amortization, of deferred financing costs, all as determined in accordance with GAAP.

     "TOTAL SWING LINE REVOLVING COMMITMENT" shall mean the sum of the Swing Line Revolving Commitments of the Lenders.

     "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Prime Rate Loan, Eurocurrency Loan or Money Market Rate Loan.

     "UCC" shall mean the Uniform Commercial Code.

     "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

     "UNITED STATES" and "U.S." each means United States of America.

     "UNPAID DRAWING" shall have the meaning provided in section 3.3(a).

     "UNUTILIZED GENERAL REVOLVING COMMITMENT" for any Lender at any time shall mean the excess of (i) such Lender's General Revolving Commitment at such time over (ii) the sum of the principal amount of General Revolving Loans made by such Lender and outstanding at such time and (y) such Lender's General Revolving Facility Percentage of Letter of Credit Outstandings at such time.

     "UNUTILIZED TOTAL GENERAL REVOLVING COMMITMENT" shall mean, at any time, the excess of (i) the Total General Revolving Commitment at such time over (ii) the sum of (x) the aggregate principal amount of all General Revolving Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time.

     "VALUE" shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Company, acting in good faith, of such property at the time of entering into such Sale and Lease-Back Transaction.

     "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of the Company at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Company.

     "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

     1.2. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     1.3. ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

     1.4. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

     1.5. CURRENCY EQUIVALENTS. For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined,
(ii) the equivalent in any Alternative Currency of any other Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for the equivalent in Dollars of such other Alternative Currency at such Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, and (iii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined; PROVIDED, that
(A) the equivalent in Dollars of each Eurocurrency Loan made in an Alternative Currency shall be recalculated hereunder on each date that it shall be necessary (or the Administrative Agent shall elect) to determine the unused portion of each Lender's Commitment, or any or all Loan or Loans outstanding on such date;
(B) the equivalent in Dollars of any Unpaid Drawing in respect of any Letter of Credit denominated in an Alternative Currency shall be determined at the time the drawing under such Letter of Credit was paid or disbursed by the applicable Letter of Credit Issuer; (C) for purposes of sections 2.1(a), 3.1(b) and 5.2(a), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated (x) on the date of the issuance of the respective Letter of Credit,
(y) on the first Business Day of each calendar month thereafter and (z) in any other case where the same is required or permitted to be calculated, on such other day as the Administrative Agent may, in its sole discretion, consider appropriate; and (D) for purposes of sections 4.1(b) and (c), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated on the first day of each calendar month in the quarterly period in which the respective payment is due pursuant to said sections.


     SECTION 2. AMOUNT AND TERMS OF LOANS.

     2.1. COMMITMENTS FOR LOANS. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "LOAN" and, collectively, the "LOANS") to the respective Borrowers, which Loans shall be drawn, to the extent such Lender has a commitment under a Facility, under the applicable Facility, as set forth below:

           (A) GENERAL REVOLVING FACILITY. Loans under the General Revolving Facility (each a "GENERAL REVOLVING LOAN" and, collectively, the "GENERAL REVOLVING LOANS"): (i) may be incurred by any Borrower, PROVIDED that the aggregate principal amount of General Revolving Loans of all Foreign Borrowing Subsidiaries (determined at the equivalent amount in Dollars, if any of such Loans are denominated in any Alternative Currency) may not exceed $25,000,000 outstanding at any time; (ii) may be made at any time and from time to time on and after the Initial Borrowing Date and prior to the Maturity Date; (iii) except as otherwise provided, may, at the option of the Company (acting on behalf of any applicable Borrower), be incurred and maintained as, or converted or Redenominated into, General Revolving Loans which are Prime Rate Loans, or Eurocurrency Loans denominated in Dollars or an Alternative Currency, PROVIDED that all General Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of General Revolving Loans of the same Type and currency, and, PROVIDED, FURTHER, that the aggregate principal amount of all General Revolving Loans outstanding at any time which are denominated in any Alternative Currency (determined at the equivalent amount in Dollars) shall not exceed $25,000,000; (iv) may be repaid or prepaid and reborrowed in accordance with the provisions hereof;
     (v) may only be made if after giving effect thereto the Unutilized Total General Revolving Commitment exceeds the outstanding Swing Line Revolving Loans; and (vi) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product at such time of (A) such Lender's General Revolving Facility Percentage, TIMES (B) the aggregate Letter of Credit Outstandings, equals the General Revolving Commitment of such Lender at such time.

           (B) SWING LINE REVOLVING FACILITY. Loans to the Company under the Swing Line Revolving Facility (each a "SWING LINE REVOLVING LOAN" and, collectively, the "SWING LINE REVOLVING LOANS") (i) may only be incurred by the Company; (ii) may be made at any time and from time to time on and after the Initial Borrowing Date and prior to the Maturity Date; (iii) shall be made only in U.S. Dollars; (iv) shall have a maturity of one month or less;
    (v) except as otherwise provided, may, at the option of the Company, be incurred as Swing Line Revolving Loans which are either Prime Rate Loans or Money Market Rate Loans, PROVIDED that all Swing Line Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Swing Line Revolving Loans of the same Type; (vi) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and (vii) shall not exceed for any Lender at any time outstanding such Lender's Swing Line Revolving Commitment at such time.

    2.2. MINIMUM BORROWING AMOUNTS, ETC.; PRO RATA BORROWINGS. (a) The aggregate principal amount of each Borrowing by any Borrower shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred by any Borrower on any day, PROVIDED that (i) if there are two or more Borrowings on a single day by the same Borrower under the General Revolving Facility which consist of Eurocurrency Loans denominated in the same currency, each such Borrowing shall have a different initial Interest Period, and at no time shall there be more than 10 Borrowings under the General Revolving Facility of Eurocurrency Loans outstanding hereunder.

    (b) All Borrowings under a Facility shall be made by the Lenders having Commitments under such Facility PRO RATA on the basis of their respective Commitments under such Facility. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

    2.3. NOTICE OF BORROWING. (a) Whenever any Borrower desires to incur Loans, the Company (on behalf of any applicable Borrower) shall give the Administrative Agent at its Notice Office,

           (A) in the case of any Borrowing under the General Revolving Facility of Eurocurrency Loans denominated in Dollars to be made hereunder, prior to 11:00 A.M. (local time at its Notice Office), at least three Business Days' prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent),

           (B) in the case of any Borrowing under the General Revolving Facility of Eurocurrency Loans denominated in an Alternative Currency to be made hereunder, prior to 11:00 A.M. (local time at its Notice Office), at least three Business Days' prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent),

           (C) in the case of any Borrowing under any Facility of Prime Rate Loans to be made hereunder, prior to 11:00 A.M. (local time at its Notice Office) on the proposed date thereof written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent), or

           (D) in the case of any Borrowing under the Swing Line Revolving Facility of Money Market Rate Loans to be made hereunder, if the Administrative Agent shall have furnished the Company with a Quoted Rate therefor, prior to 11:00 A.M. (local time at its Notice Office) on the proposed date thereof (which shall be within such period as the Administrative Agent shall have specified for such Quoted Rate) written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent).

Each such notice (each such notice, a "NOTICE OF BORROWING") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify: (i) the Facility under which the Borrowing is to be incurred, (ii) the name of the Borrower which is to incur such Borrowing, (iii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iv) the date of the Borrowing (which shall be a Business Day); (v) whether the Borrowing shall consist of Prime Rate Loans, Eurocurrency Loans or Money Market Rate Loans; (vi) if the requested Borrowing consists of Eurocurrency Loans, the Interest Period to be initially applicable thereto;
(vii) in the case of a requested Borrowing consisting of Loans which are Eurocurrency Loans, the currency, if other than Dollars, in which such Loans are requested; and (viii) if the Borrowing consists of Swing Line Revolving Loans, the maturity date thereof (which shall not be more than one month), and if such Swing Line Revolving Loans are Money Market Rate Loans, the Quoted Rate therefor. If the Company fails to specify in a Notice of Borrowing the maturity date of any Swing Line Revolving Loans, such maturity date shall be deemed to be one month. The Administrative Agent shall promptly give each Lender which has a Commitment under any applicable Facility written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing under the applicable Facility, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto. Each Borrower other than the Company hereby authorizes the Company to give any Notice of Borrowing on its behalf.

     (b) In the case of a proposed Borrowing comprised of Loans which are Eurocurrency Loans denominated in an Alternative Currency, the obligation of each affected Lender to make its Eurocurrency Loan in the requested Alternative Currency as part of such Borrowing is subject to:

           (A) if such requested Alternative Currency is an Alternative Currency described in clause (i) of the definition of the term Alternative Currency, the confirmation by the Administrative Agent to the

     Company not later than the second Business Day before the requested date of such Borrowing that such Alternative Currency is readily and freely transferable and convertible into Dollars, or

           (B) if such requested Alternative Currency is not an Alternative Currency described in clause (i) of the definition of the term Alternative Currency, such requested Alternative Currency shall be acceptable to such Lender (which acceptability shall be presumed if such Lender fails to notify the Administrative Agent in writing not later than the second Business Day before the requested date of such Borrowing that such Alternative Currency is not acceptable to such Lender (any such notice of unacceptability of an Alternative Currency shall be notified immediately by the Administrative Agent to the Company.

If the Administrative Agent shall not have provided the confirmation referred to in clause (A) above, or any affected Lender shall have so notified the Administrative Agent that a particular Alternative Currency is not acceptable to it as provided in clause (B) above, the Administrative Agent shall promptly notify the Company and each affected Lender thereof, whereupon the Company may, by notice to the Administrative Agent not later than the second Business Day before the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Company does so withdraw such Notice of Borrowing, the Borrowing requested in such Notice of Borrowing shall not occur and the Administrative Agent shall promptly so notify each affected Lender. If the Company does not so withdraw such Notice of Borrowing, the Administrative Agent shall promptly so notify each affected Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing which requests a Borrowing of Loans comprised of Eurocurrency Loans in an aggregate amount in Dollars equivalent, on the date the Administrative Agent so notifies each affected Lender, to the amount of the originally requested Borrowing in an Alternative Currency; and in such notice by the Administrative Agent to each affected Lender the Administrative Agent shall state such aggregate equivalent amount of such Borrowing in Dollars and such Lender's ratable portion of such Borrowing.

     (c) Whenever the Company proposes to submit a Notice of Borrowing with respect to Swing Line Revolving Loans which will be Money Market Rate Loans, it will prior to submitting such Notice of Borrowing notify the Administrative Agent of its intention and request the Administrative Agent to quote a fixed or floating interest rate (the "QUOTED RATE") to be applicable thereto prior to the proposed maturity thereof. The Administrative Agent will immediately so notify the Lenders with Commitments under the Swing Line Revolving Facility, and if all of such Lenders are agreeable to a particular interest rate for the proposed maturity of such Money Market Rate Loans if such Loans are made on or prior to a specified date, the Administrative Agent shall quote such interest rate to the Company as the Quoted Rate applicable to such proposed Money Market Rate Loans if made on or before such specified date for a maturity as so proposed by the Company. The Lenders with Commitments under the Swing Line Revolving Facility contemplate that any Quoted Rate will be a rate of interest which reflects a margin corresponding to (or greater than) the sum of (x) the Applicable Eurocurrency Margin in effect at the time of quotation of any Quoted Rate, plus (y) the Applicable Facility Fee Rate at such time, over the then prevailing Federal Funds Effective Rate, a commercial paper, call money, overnite repurchase or other commonly quoted interest rate, in each case as selected by such Lenders. Nothing herein shall be deemed to permit any Lender which does not have a Swing Line Revolving Commitment any right of approval with respect to a Quoted Rate.

     (d) Without in any way limiting the obligation of the Company (on behalf of any applicable Borrower) to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Company entitled to give telephonic notices under this Agreement on behalf of any applicable Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

    2.4. DISBURSEMENT OF FUNDS FROM BORROWINGS. (a) No later than 2:00 P.M. (local time at the Payment Office of the Administrative Agent) on the date specified in each Notice of Borrowing relating to Eurocurrency Loans, and no later than 2:00 P.M. (local time at the Payment Office of the Administrative Agent) on the date specified in each Notice of Borrowing relating to any other Loans, each Lender with a Commitment under the applicable Facility relating to such Loans will make available its PRO RATA share, if any, of each Borrowing under such Facility requested to be made on such date in the manner provided below. All amounts relating to any Borrowing by a Borrower shall be made available to the Administrative Agent in U.S. dollars or the applicable Alternative Currency and immediately available funds at the Administrative Agent's Payment Office and the Administrative Agent promptly will make available to the applicable Borrower by depositing to its account at such Payment Office, or at such other account in another financial institution designated by such Borrower to the Administrative Agent, the aggregate of the amounts so made available in the currency and type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the applicable Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company (on behalf of any applicable Borrower), and the applicable Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the applicable Borrower to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (x) if paid by such Lender, at the overnight Federal Funds Effective Rate, in the case of any Loan denominated in Dollars, or at the weighted average overnite or weekend borrowing rate for immediately available and freely transferrable funds in the applicable Alternative Currency which is offered to the Administrative Agent in the international markets, in the case of any Loan denominated in an Alternative Currency, or (y) if paid by the applicable Borrower, the then applicable rate of interest, calculated in accordance with section 2.8, for the respective Loan (but without any requirement to pay any amounts in respect thereof pursuant to section 2.11).

     (b) Nothing herein and no subsequent termination of the Commitments pursuant to section 4.2 or 4.3 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.5. REFUNDING OF, OR PARTICIPATION IN, SWING LINE REVOLVING LOANS. (a) If any Event of Default exists, any Lender which has Swing Line Revolving Loans owing to it (a "SWING LINE LENDER") may, in its sole and absolute discretion, direct that the Swing Line Revolving Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a "NOTICE OF SWING LINE REFUNDING"). Promptly upon receipt of a Notice of Swing Line Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with General Revolving Commitments and, unless an Event of Default specified in section 10.1(h) in respect of the Company has occurred, the Company. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Company of a Notice of Borrowing requesting General Revolving Loans for the Company consisting of Prime Rate Loans in the amount of the Swing Line Revolving Loans to which it relates. Each Lender with a General Revolving Commitment (including the Swing Line Lender giving the Notice of Swing Line Refunding) hereby unconditionally agrees (notwithstanding that any of the conditions specified in section 6.3 hereof or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (b) below) to make a General Revolving Loan to the Company in an amount equal to such Lender's General Revolving Facility Percentage of the aggregate amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding relates. Each such Lender shall make the amount of such General Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time. The proceeds of such General Revolving Loans shall be made immediately available to the Swing Line Lender giving such Notice of Swing Line Refunding and applied by it to repay the principal amount of the Swing Line Revolving Loans to which such Notice of Swing Line Refunding related. The Company irrevocably and unconditionally agrees that, notwithstanding anything to the contrary contained in this Agreement, General Revolving Loans made as herein provided in response to a Notice of Swing Line Refunding shall constitute General Revolving Loans of the Company hereunder consisting of Prime Rate Loans.

     (b) If prior to the time a General Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Line Refunding, any of the events specified in section 10.1(h) shall have occurred in respect of the Company or one or more of the Lenders with General Revolving Commitments shall determine that it is legally prohibited from making a General Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender giving the Notice of Swing Line Refunding), or each Lender (other than such Swing Line Lender) so prohibited, as the case may be, shall, on the date such General Revolving Loan would have been made by it (the "PURCHASE DATE"), purchase an undivided participating interest in the outstanding Swing Line Revolving Loans to which such Notice of Swing Line Refunding related, in an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to such Lender's General Revolving Facility Percentage of such Swing Line Revolving Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender's Swing Line Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender's receipt of the funds from, and evidencing such Lender's participating interest in such Swing Line Revolving Loans and its Swing Line Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Line Participation Amount is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full.

     (c) Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Company on account of the related Swing Line Revolving Loans, the Swing Line Lender will promptly distribute to such Lender its General Revolving Facility Percentage of such payment on account of its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

     (d) Each Lender's obligation to make General Revolving Loans and/or to purchase participations in connection with a Notice of Swing Line Refunding (which shall in all events be within such Lender's Unutilized General Revolving Commitment) shall be subject to the conditions that (i) such Lender shall have received a Notice of Swing Line Refunding complying with the provisions hereof and (ii) at the time the Swing Line Revolving Loans which are the subject of such Swing Line Refunding were made, the Swing Line Lender making the same had no actual notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender which gives such Notice of Swing Line Refunding, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Credit Party, or any other person, or any Credit Party may have against any Lender or other person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon the Company, (D) any breach of any Credit Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

    2.6. NOTES. (a) Each applicable Borrower's obligation to pay the principal of, and interest on, the General Revolving Loans made to it by each Lender with a General Revolving Commitment shall be evidenced by a promissory note of such Borrower substantially in the form of Exhibit A-1 (each a "GENERAL REVOLVING NOTE" and, collectively, the "GENERAL REVOLVING NOTES"). The Company's obligation to pay the principal of, and interest on, the Swing Line Revolving Loans made to it by each Lender with a Swing Line Revolving Commitment shall be evidenced by a promissory note of the Company substantially in the form of Exhibit A-2 with blanks appropriately completed in conformity herewith (each a "SWING LINE REVOLVING NOTE" and, collectively, the "SWING LINE REVOLVING NOTES").

     (b) The General Revolving Note issued by any Borrower to a Lender with a General Revolving Commitment shall: (i) be executed by such Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Initial Borrowing Date or, if later, the date such Lender became a party hereto with a General Revolving Commitment hereunder; (iii) be payable in the principal amount of General Revolving Loans evidenced thereby; (iv) mature on the Maturity Date; (v) bear interest as provided in section 2.8 in respect of the Prime Rate Loans or Eurocurrency Loans, as the case may be, evidenced thereby;
(vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (c) The Swing Line Revolving Note issued by the Company to a Lender with a Swing Line Revolving Commitment shall: (i) be executed by the Company; (ii) be payable to the order of such Lender and be dated on or prior to the Initial Borrowing Date or, if later, the date such Lender became a party hereto with a Swing Line Revolving Commitment hereunder; (iii) be in a stated principal amount equal to the Swing Line Revolving Commitment of such Lender; (iv) be payable in the principal amount of Swing Line Revolving Loans evidenced thereby; (v) mature as to any Swing Line Revolving Loan evidenced thereby on the maturity date, not later than one month following the date such Swing Line Revolving Loan was made, specified in the applicable Notice of Borrowing; (vi) bear interest as provided in section 2.8 in respect of the Prime Rate Loans or Money Market Rate Loans, as the case may be, evidenced thereby; (vii) be subject to mandatory prepayment as provided in section 5.2; and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

     (d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of the Notes issued to it by any Borrower, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect any Borrower's obligations in respect of such Loans.

     2.7. VOLUNTARY CONVERSION OF DOLLAR DENOMINATED GENERAL REVOLVING LOANS; REDENOMINATION OF GENERAL REVOLVING LOANS. (a) Each Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of its General Revolving Loans denominated in Dollars of one Type owing by it pursuant to the General Revolving Facility into a Borrowing or Borrowings pursuant to the same Facility of another Type of Loans denominated in Dollars which can be made pursuant to such Facility, PROVIDED that: (i) no partial conversion of a Borrowing of Eurocurrency Loans shall reduce the outstanding principal amount of the Eurocurrency Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto; (ii) any conversion of Eurocurrency Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurocurrency Loans; (iii) Prime Rate Loans may only be converted into Eurocurrency Loans if no Default under section 10.1(a) or Event of Default is in existence on the date of the conversion unless the Required Lenders otherwise agree; and (iv) Borrowings of Eurocurrency Loans resulting from this section 2.7 shall conform to the requirements of section 2.2. Each such conversion shall be effected by the Company (on behalf of any applicable Borrower) giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (local time at such Notice Office), at least three Business Days' (or prior to 11:00 A.M. (local time at such Notice Office) same Business Day's, in the case of a conversion into Prime Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-2, specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurocurrency Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any General Revolving Loans out of the proceeds of other General Revolving Loans by a Borrower is not considered a conversion of such General Revolving Loans into other General Revolving Loans.

     (b) The Company may on behalf of any applicable Borrower, upon notice given to the Administrative Agent at least three Business Days prior to the date of the proposed Redenomination, request that all General Revolving Loans comprising the same Borrowing by the same Borrower be Redenominated from Dollars into an Alternative Currency or from an Alternative Currency into Dollars or another Alternative Currency; PROVIDED, HOWEVER, that any Redenomination of Eurocurrency Loans shall be made on, and only on, the last day of an Interest

Period for such Loans; and PROVIDED, FURTHER, that no Redenomination shall be made if at the time thereof a Default under section 10.1(a) or Event of Default shall have occurred and be continuing unless the Required Lenders otherwise agree. Each such notice of request of a Redenomination (a "NOTICE OF REDENOMINATION") shall be by telecopier, telex or cable (confirmed immediately in writing if so requested by the Administrative Agent), in substantially the form of Exhibit B-4 hereto, specifying (i) the name of the applicable Borrower and the applicable Facility involved, (ii) the Loans comprising the Borrowing to be Redenominated, (iii) the date of the proposed Redenomination, (iv) the currency into which such Loans are to be Redenominated, and (v) if such Loans as so Redenominated are to be Eurocurrency Loans, the duration of the Interest Period for such Loans upon being so Redenominated. The Administrative Agent shall promptly notify each affected Lender of any such requested
Redenomination. In the case of a Notice of Redenomination which requests a Redenomination of Loans into an Alternative Currency, such Redenomination is subject to (x) if it involves a Redenomination into an Alternative Currency described in clause (i) of the definition of the term Alternative Currency, the confirmation by the Administrative Agent to the Company that such Alternative Currency is readily and freely transferable and convertible into Dollars, or (y) if it involves a Redenomination into an Alternative Currency described in clause
(ii) of the definition of the term Alternative Currency, the willingness of each Lender which has a Commitment in respect of the applicable Facility to effect such Redenomination. If any affected Lender has not, by 2:00 P.M. (local time at the Notice Office) on the second Business Day before the requested date of such Redenomination, notified the Administrative Agent that a particular requested Redenomination is not acceptable to it, such requested Redenomination shall be conclusively presumed to be acceptable to it. Any objection by a Lender to a requested Redenomination shall be notified immediately by the Administrative Agent to the Company. If any affected Lender shall have so notified the Administrative Agent of its objection to a requested Redenomination, or if the Administrative Agent shall have confirmed to the Company that the Alternative Currency involved in such Redenomination is not readily and freely transferable and convertible into Dollars, the requested Redenomination will not occur and the Administrative Agent shall promptly notify the Company and each affected Lender that a Lender is unwilling to make such requested Redenomination and that the requested Redenomination will not occur. If no affected Lender shall have so provided to the Administrative Agent notice of its unwillingness to effect a requested Redenomination or if such Notice of Redenomination requests a Redenomination of Loans into Dollars, each Loan so requested to be Redenominated will be Redenominated, on the date specified therefor in such Notice of Redenomination, into an equivalent amount thereof in the currency requested in such Notice of Redenomination, such equivalent amount to be determined on such date by the Administrative Agent in accordance with section 1.5, and in the case of any such Loan being so Redenominated which will be a Eurocurrency Loan, such Eurocurrency Loan will have an initial Interest Period as requested in such Notice of Redenomination. Each Borrower other than the Company hereby authorizes the Company to give any Notice of Redenomination on its behalf.

     2.8. INTEREST ON LOANS. (a) The unpaid principal amount of each General Revolving Loan which is (i) a Prime Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time; and (ii) a Eurocurrency Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurocurrency Margin (as defined below) for such General Revolving Loan PLUS the relevant Eurocurrency Rate.

     (b) The unpaid principal amount of each Swing Line Revolving Loan which is
(i) a Prime Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time; and (ii) a Money Market Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Quoted Rate therefor.

     (c) Notwithstanding the above provisions, if any amount of principal on any Loan is not paid when due (whether at stated maturity, by acceleration or otherwise), such amount shall bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate otherwise applicable thereto.

     (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable:

           (i) in the case of any Swing Line Revolving Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; and

           (ii) in the case of any General Revolving Loan, (A) which is a Prime Rate Loan, quarterly in arrears on the last Business Day of March, June, September and December, (B) which is a Eurocurrency Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (C) in respect of each Loan, on any prepayment, conversion or Redenomination (on the amount prepaid, converted or Redenominated), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

      (e) All computations of interest hereunder shall be made in accordance with section 13.7(b).

      (f) Each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Eurocurrency Rate for any Borrowing consisting of Eurocurrency Loans. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Eurocurrency Rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Company (on behalf of any applicable Borrower) and the Lenders thereof.

      (g) As used herein, the term "APPLICABLE EUROCURRENCY MARGIN", as applied to any Loan which is a Eurocurrency Loan, means 37.50 basis points per annum; PROVIDED, that subsequent to the fiscal quarter of the Company ended nearest to September 30, 1997, the Applicable Eurocurrency Margin will change to the rate per annum indicated in the Pricing Grid Table which appears below, based on the ratio referred to in section 9.7 and identified in such Table. Changes in the Applicable Eurocurrency Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Company, accompanied by the certificate referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements; PROVIDED that if any financial statements referred to in section 8.1(a) or (b), or the related certificate referred to in section 8.1(c), are not timely delivered, the Administrative Agent may determine the Applicable Eurocurrency Margin based upon a good faith estimate by the Company of such ratio as in effect at the end of the applicable period to be covered (in whole or in part) by such financial statements, PROVIDED, FURTHER, that if upon delivery of such delinquent financial statements and related certificate, such financial statements indicate that such good faith estimate was incorrect and, as a result thereof, the Applicable Eurocurrency Margin for any Loans was too low at such determination, the Applicable Eurocurrency Margin for such Loans shall be increased, as appropriate, with retroactive effect to the date of the change made on the basis of such determination, and the applicable Borrower will immediately pay to the Administrative Agent, for the account of the Lenders having Commitments in respect of the Facility under which such Loans were incurred all additional interest due by reason of such increased Applicable Eurocurrency Margin. Any changes in the Applicable Eurocurrency Margin shall be determined by the Administrative Agent and the Administrative Agent will promptly provide notice of such determinations to the Company (which shall itself notify the other Borrowers) and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.8(g) shall be conclusive and binding absent manifest error.

                              PRICING GRID TABLE
                         (EXPRESSED IN BASIS POINTS)

===============================================================================
                                                  APPLICABLE        APPLICABLE
 TOTAL INDEBTEDNESS/CONSOLIDATED EBITDA          EUROCURRENCY        FACILITY
                RATIO                               MARGIN           FEE RATE
-------------------------------------------------------------------------------
 > 2.75 to 1.00                                      62.50             25.00
 -
-------------------------------------------------------------------------------
 > 2.25 to 1.00 and < 2.75 to 1.00                   50.00             22.50
 -
-------------------------------------------------------------------------------
 > 1.75 to 1.00 and < 2.25 to 1.00                   45.00             20.00
 -
-------------------------------------------------------------------------------
 > 1.25 to 1.00 and < 1.75 to 1.00                   37.50             17.50
 -
-------------------------------------------------------------------------------
 < 1.25 to 1.00                                      25.00             15.00
===============================================================================

If as of the Initial Borrowing Date, the Administrative Agent determines that as of such date the Company's ratio referred to in section 9.8 exceeds 55%, the Applicable Eurocurrency Margins set forth in the above Table will each be increased by 5 basis points effective upon notification by the Administrative Agent to the Company and the Lenders of such determination. If such increase is made and thereafter the Administrative Agent determines that as of the end of any fiscal quarter of the Company ending after such increase was made the Company's ratio referred to in section 9.8 is less than 55%, the increase made pursuant to the previous sentence will be eliminated on a prospective basis, effective from and after notification by the Administrative Agent to the Company and the Lenders of such determination.

     2.9. INTEREST PERIODS. (a) At the time the Company (on behalf of any applicable Borrower) gives a Notice of Borrowing, Notice of Conversion or Notice of Redenomination in respect of the making of, conversion into, or Redenomination of, a Borrowing of Eurocurrency Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurocurrency Loans, it shall have the right (on behalf of any applicable Borrower) to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Company (on behalf of any applicable Borrower), be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

           (i) the initial Interest Period for any Borrowing of Eurocurrency Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Prime Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

           (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

           (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (iv) no Interest Period for any Loan may be selected which would end after the Maturity Date; and

           (v) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Lenders otherwise agree.

     (b) If upon the expiration of any Interest Period the Company (on behalf of any applicable Borrower) has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurocurrency Loans as provided above, (i) in the case of any such Eurocurrency Loans which are denominated in Dollars, the Company (on behalf of any applicable Borrower) shall be deemed to have elected to convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period, and (ii) in the case of any such Eurocurrency Loans which are denominated in an Alternative Currency, the Company (on behalf of any applicable Borrower) shall be deemed to have elected effective as of the expiration date of such current Interest Period to Redenominate such Loans from the applicable Alternative Currency into an equivalent amount thereof in Dollars, such equivalent amount to be determined on such date by the Administrative Agent in accordance with section 1.5, and to treat such Loans as so Redenominated as Prime Rate Loans.

     2.10. INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

           (i) on any date for determining the Eurocurrency Rate for Eurocurrency Loans denominated in Dollars or in an Alternative Currency for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

           (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any Eurocurrency Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurocurrency Rate pursuant to the definition thereof), and/or (y) other circumstances adversely affecting the interbank Eurocurrency market or the position of such Lender in such market; or

           (iii) at any time, that the making or continuance of any Eurocurrency Loan denominated in Dollars or in an Alternative Currency has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurocurrency market;

THEN, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company (on behalf of any applicable Borrower) and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other applicable Lenders). Thereafter (x) in the case of clause
(i) above, Eurocurrency Loans shall no longer be available in the applicable currency until such time as the Administrative Agent notifies the Company (on behalf of the applicable Borrowers) and the applicable Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Conversion or Notice of Redenomination given by or on behalf of a Borrower with respect to Eurocurrency Loans denominated in such currency which have not yet been incurred, converted or Redenominated shall be deemed rescinded by such Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Company (on behalf of such Borrower), be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the applicable Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Company (on behalf of such Borrower) by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the applicable Borrower shall take one of the actions specified in section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

     (b) At any time that any Eurocurrency Loan denominated in Dollars or an Alternative Currency is affected by the circumstances described in section 2.10(a)(ii) or (iii), the applicable Borrower may (and in the case of a Eurocurrency Loan affected pursuant to section 2.10(a)(iii) the applicable Borrower shall) either (i) if the affected Eurocurrency Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing if requested) thereof on the same date that such Borrower was notified by a Lender pursuant to section 2.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected Eurocurrency Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to convert each such Eurocurrency Loan denominated in Dollars into a Prime Rate Loan, or require the affected Lender to Redenominate each such Eurocurrency Loan denominated in an Alternative Currency into a Prime Rate Loan, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.10(b).

     (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), each applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.10(c), will give prompt written notice thereof to the Company (who will in turn give notice to the other Borrowers), which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any applicable Borrower's obligations to pay additional amounts pursuant to this section 2.10(c) upon the subsequent receipt of such notice.

     (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.10, 3.5 or 5.4 for any amounts incurred or accruing more than 180 days prior to the giving of notice to the Company of additional costs or other amounts of the nature described in such sections, and (ii) no Lender shall demand compensation for any reduction referred to in section 2.10(c) or payment or reimbursement of other amounts under section 3.5 or 5.4 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

     2.11. COMPENSATION. Each applicable Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurocurrency Loans or Money Market Rate Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent), (A) a Borrowing of Eurocurrency Loans by such Borrower does not occur on a date specified therefor in a Notice of Borrowing, Notice of Conversion or Notice of Redenomination (whether or not rescinded or withdrawn by or on behalf of such Borrower or deemed rescinded or withdrawn pursuant to section 2.10(a)), or (B) a Borrowing of Money Market Rate Loans by the Company does not occur on a date specified therefor in a Notice of Borrowing; (ii) if any repayment, prepayment, conversion or Redenomination of any of its Eurocurrency Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any repayment or prepayment of any of the Company's Money Market Rate Loans occurs on a date which is not the maturity date thereof; (iv) if any prepayment of any of its Eurocurrency Loans or Money Market Rate Loans, as the case may be, is not made on any date specified in a notice of prepayment given by or on behalf of such Borrower; or (v) as a consequence of (x) any other default by such Borrower to repay its Eurocurrency Loans or Money Market Rate Loans, as the case may be, when required by the terms of this Agreement or (y) an election made pursuant to section 2.10(b).

     2.12. CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.10(a)(ii) or (iii), 2.10(c), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Company (on behalf of any applicable Borrower), use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, PROVIDED that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

     (b) If any Lender requests any compensation, reimbursement or other payment under section 2.10(a)(ii) or (iii), 2.10(c) or 3.5 with respect to such Lender, or if any applicable Borrower is required to pay any additional amount to any Lender or governmental authority pursuant to section 5.4, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 13.4(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or any applicable Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.10(a)(ii) or
(iii), 2.10(c) or 3.5 with respect to such Lender, or resulting from any required payments to any Lender or governmental authority pursuant to section 5.4, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

     (c) Nothing in this section 2.12 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in section 2.10, 3.5 or 5.4.


     SECTION 3. LETTERS OF CREDIT.

     3.1. LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Company may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the date that is 15 Business Days prior to the Maturity Date to issue, for the account of the Company or any of its Subsidiaries and in support of (i) trade obligations of the Company and its Subsidiaries incurred in the ordinary course of business, and/or (ii) worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of the Company or any such Subsidiary incurred in the ordinary course of its business, and such other standby obligations of the Company and its

Subsidiaries that are acceptable to the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable documentary or standby letters of credit denominated in Dollars or an Alternative Currency in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit (and each Existing Letter of Credit described in section 3.1(d)), a "LETTER OF CREDIT" and collectively, the "LETTERS OF CREDIT").

     (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Loans then outstanding, an amount equal to the Total General Revolving Commitment at such time; (ii) no individual Letter of Credit (other than any Existing Letter of Credit) shall be issued which has an initial Stated Amount less than $100,000 unless such lesser Stated Amount is acceptable to the Letter of Credit Issuer; and (iii) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and Lenders (other than any Defaulting Lender) holding a majority of the Total General Revolving Commitment, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer.

     (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Company to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' General Revolving Facility Percentage of the Letter of Credit Outstandings; or (ii) the issuance of such Letter of Credit, taking into account the potential failure of the Defaulting Lender or Lenders to risk participate therein, will not cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to General Revolving Loans and Letter of Credit Outstandings in excess of its General Revolving Commitment, and the Company has undertaken, for the benefit of such Letter of Credit Issuer, pursuant to an instrument satisfactory in form and substance to such Letter of Credit Issuer, not to thereafter incur Loans or Letter of Credit Outstandings hereunder which would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to General Revolving Loans and Letter of Credit Outstandings in excess of its General Revolving Commitment.

     (d) Annex VI hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Initial Borrowing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Effective Date (each, an "EXISTING LETTER OF CREDIT") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of section 3.4(a), on the Initial Borrowing Date, and the Company, the Administrative Agent and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

     3.2. LETTER OF CREDIT REQUESTS: NOTICES OF ISSUANCE. (a) Whenever it desires that a Letter of Credit be issued, the Company shall give the Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-3, or transmit by electronic communication (if arrangements for doing so have been approved by the Letter of Credit Issuer), prior to 11:00 A.M. (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "LETTER OF CREDIT REQUEST"), which Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Company, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including the Letter of Credit itself, are herein referred to as "LETTER OF CREDIT DOCUMENTS". In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

     (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each applicable Lender and the Company written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Letter of Credit Outstandings represented by Letters of Credit issued by such Letter of Credit Issuer.

     3.3. AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Company hereby agrees to reimburse (or cause any Subsidiary for whose account a Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of such Letter of Credit Issuer, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Company (or any such Subsidiary for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to the Company (or such Subsidiary) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars (and in the amount which is the Dollar equivalent of any such payment or disbursement made or denominated in an Alternative Currency), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to Revolving Loans which are Prime Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), any such interest also to be payable on demand.

     (b) The Company's obligation under this section 3.3 to reimburse, or cause a Subsidiary to reimburse, each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances, including, without limitation, any of the following circumstances:

           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

           (ii) the existence of any set-off, counterclaim, defense or other right which the Company (or any Subsidiary) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company (or any Subsidiary) and the beneficiary named in any such Letter of Credit); PROVIDED, HOWEVER that the Company shall not be obligated to reimburse, or cause a Subsidiary to reimburse, a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer;

           (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) any non-application or misapplication by the beneficiary of the proceeds of such drawing;

           (v) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents: or

           (vi)  the occurrence of any Default or Event of Default.

     3.4. LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit (and on the Initial Borrowing Date with respect to any Existing Letter of Credit), such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender with a General Revolving Commitment, and each such Lender (each a "PARTICIPANT") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's General Revolving Facility Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Company under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in section 4.1(b) and the Participants shall have no right to receive any portion of any fees of the nature contemplated by section 4.1(c)), the obligations of any Subsidiary of the Company under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing. Upon any change in the General Revolving Commitments of the Lenders pursuant to section 13.4(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this section 3.4 to reflect the new General Revolving Facility Percentages of the assigning and assignee Lenders.

     (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

     (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Company shall not have reimbursed (or caused any applicable Subsidiary to reimburse) such amount in full to such Letter of Credit Issuer pursuant to section 3.3(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's General
Revolving Facility Percentage of such payment in U.S. Dollars (the Administrative Agent having determined in the case of any payment by a Letter of Credit Issuer made in an Alternative Currency the equivalent thereof in Dollars) and in same day funds, PROVIDED, HOWEVER, that no Participant shall be obligated to pay to the Administrative Agent its General Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such Participant's General Revolving Facility Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its General Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its General Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its General Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's General Revolving Facility Percentage of any such payment.

     (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to section 3.4(c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its General Revolving Facility Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's General Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

      (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

           (ii) the existence of any set-off, counterclaim, defense or other right which the Company (or any Subsidiary) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company (or any Subsidiary) and the beneficiary named in any such Letter of Credit), other than any claim which the Company (or any Subsidiary which is the account party with respect to a Letter of Credit) may have against any applicable Letter of Credit Issuer for gross negligence or wilful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

           (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) any non-application or misapplication by the beneficiary of the proceeds of such drawing;

           (v) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents: or

           (vi) the occurrence of any Default or Event of Default.

      (f) To the extent the Letter of Credit Issuer is not indemnified by the Company, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective General Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Letters of Credit, PROVIDED that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

      3.5. INCREASED COSTS. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on such Letter of
Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of
                                      32

Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Company by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the Company shall pay to such Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Company by any Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Company absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Company's obligations to pay additional amounts pursuant to this section 3.5. Reference is hereby made to the provisions of section 2.10(d) for certain limitations upon the rights of a Letter of Credit Issuer or Lender under this section.

     3.6. GUARANTY OF SUBSIDIARY LETTER OF CREDIT OBLIGATIONS. (a) The Company hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment of the Obligations of each Subsidiary under each Letter of Credit Document to which such Subsidiary is now or hereafter becomes a party. Upon failure by any such Subsidiary to pay punctually any such amount, the Company shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document.

     (b) As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Company under section 3.6(a) for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Company as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

     (c) The obligations of the Company under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

           (i) any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of any Subsidiary under any Letter of Credit Document, by operation of law or otherwise;

           (ii) any modification or amendment of or supplement to this Agreement, any Note or any other Credit Document;

           (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Company under this Agreement, any Note or any other Credit Document or of any Subsidiary under any Letter of Credit Document;

           (iv) any change in the corporate existence, structure or ownership of any Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Subsidiary or its assets or any resulting release or discharge of any obligation of any Subsidiary contained in any Letter of Credit Document;

           (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Subsidiary, the Administrative Agent, any Lender or any other person, whether in connection herewith or any unrelated transactions;

           (vi) any invalidity or unenforceability relating to or against any Subsidiary for any reason of any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary of any Obligations in respect of any Letter of Credit; or

           (vii) any other act or omission to act or delay of any kind by any Subsidiary, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Company's obligations under this section.

     (d) The Company's obligations under this section shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company under the Credit Documents and by any Subsidiary under the Letter of Credit Documents shall have been paid in full. If at any time any payment of any of the Obligations of any Subsidiary in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Subsidiary, the Company's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     (e) The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Subsidiary or any other person, or against any collateral or guaranty of any other person.

     (f) Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Company shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Subsidiary in respect thereof.

     (g) In the event that acceleration of the time for payment of any amount payable by any Subsidiary under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such Subsidiary, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless be payable by the Company under this section forthwith on demand by the Administrative Agent.


     SECTION 4. FEES; COMMITMENTS.

     4.1. FEES. (a) The Company agrees to pay to the Administrative Agent a Facility Fee ("FACILITY FEE") for the account of each Non-Defaulting Lender which has a General Revolving Commitment for the period from and including the Effective Date to but not including the date the Total General Revolving Commitment has been terminated, on the average daily amount of the Total
General Revolving Commitment, whether used or unused, at the Applicable
Facility Fee Rate, payable quarterly in advance for the next succeeding quarter on the Effective Date for the period through September 30, 1997 and on each October 1, January 1, April 1 and July 1 thereafter, commencing October 1,
1997, until the Maturity Date, PROVIDED, HOWEVER, that if at any time the Total General Revolving Commitment is reduced in part pursuant to section 4.2 or terminated in whole pursuant to section 4.2, each affected Lender will pay to the Company promptly thereafter the excess, if any, of (i) the Facility Fee paid by the Company to the Administrative Agent for such Lender in respect of the Total General Revolving Commitment on the last date of payment of the Facility Fee therefor, over (ii) the Facility Fee which would have been payable to such Lender on such date after giving effect to such reduction or termination of the Total General Revolving Commitment. As used herein, the term "APPLICABLE FACILITY FEE RATE" means 17.50 basis points per annum; PROVIDED, that if subsequent to the fiscal quarter of the Company ended nearest to September 30, 1997, no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, the Applicable Facility Fee Rate will change to the rate per annum indicated in the Pricing Grid Table which appears in section 2.8(g), based on the ratio referred to in section 9.6. Changes in the Applicable Facility Fee Rate based upon changes in such ratio shall become effective for any Facility Fee scheduled to be paid at any time following the receipt by to the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Company, accompanied by the certificate referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements; PROVIDED that if any financial statements referred to in section 8.1(a) or (b), or the related certificate referred to in section 8.1(c), are not timely delivered, the Administrative Agent may determine the Applicable Facility Fee Rate based upon a good faith estimate by the Company of such ratio as in effect at the end of the applicable period to be covered (in whole or in part) by such financial statements, PROVIDED, FURTHER, that if upon delivery of such delinquent financial statements and related certificate, such financial statements indicate that such good faith estimate was incorrect and, as a result thereof, the Applicable Facility Fee Rate was too low at such determination, the Applicable Facility Fee Rate shall be increased, as appropriate, with retroactive effect to the date of the change made on the basis of such determination, and the Company will immediately pay to the Administrative Agent for the account of the Lenders all additional Facility Fee due by reason of such increased Applicable Facility Fee Rate. Any changes in the Applicable Facility Fee Rate shall be determined by the Administrative Agent and the Administrative Agent will promptly provide notice of such determinations to the Company and the Lenders. Any such determination by the Administrative Agent pursuant to this section 4.1(a) shall be conclusive and binding absent manifest error.

     (b) The Company agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender, PRO RATA on the basis of its General Revolving Facility Percentage, on or prior to the date of issuance of any Letter of Credit (an increase in the amount of a Letter of Credit shall be considered an issuance to the extent of the increase), a fee in respect of such Letter of Credit (the "LETTER OF CREDIT FEE"), computed at the rate per annum equal to the Applicable Eurocurrency Margin then in effect, on the average daily Stated Amount of such Letter of Credit, for the period from and including the date of issuance to but excluding the date of expiration date thereof (assuming exercise of any renewal rights applicable thereto).

     (c) The Company agrees to pay directly to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (a "FACING FEE"), on or prior to the date of such issuance (an increase in the amount of a Letter of Credit shall be considered an issuance to the extent of the increase), computed at the rate of 1/8 of 1% per annum on the average daily Stated Amount of such Letter of Credit, for the period from and including the date of issuance to but excluding the date of expiration date thereof (assuming exercise of any renewal rights applicable thereto).

     (d) The Company agrees to pay directly to each Letter of Credit Issuer upon each drawing under, and/or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such drawing, amendment, extension, renewal or transfer be the administrative charge which such Letter of Credit Issuer is customarily charging for drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

     (e) The Company shall pay to the Administrative Agent on the Effective Date and thereafter for its own account such administrative agency fees as have heretofore been agreed by the Company and the Administrative Agent.

     (f) All computations of Fees shall be made in accordance with section 13.7(b).

     4.2. VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative
Agent shall promptly transmit to each of the Lenders), the Company (on behalf of all Borrowers) shall have the right, without premium or penalty, to terminate or to partially and permanently reduce (x) the Unutilized Total General Revolving Commitment, and/or (y) the Unutilized Total Swing Line Revolving Commitment, PROVIDED that (i) any such termination or reduction shall apply to proportionately and permanently reduce the General Revolving
Commitment or Swing Line Revolving Commitment, as the case may be, if any, of each of the affected Lenders, (ii) in the case of any such reduction of the Unutilized Total General Revolving Commitment, the maximum aggregate amount of Borrowings by Foreign Borrowing Subsidiaries and the maximum aggregate amount of Borrowings denominated in any Alternative Currency, as specified in section 2.1(a), shall each be reduced in the same proportion as such reduction of the Unutilized Total General Revolving Commitment, (iii) any partial reduction of the Unutilized Total General Revolving Commitment pursuant to this section 4.2 shall be in the amount of at least $3,000,000 (or, if greater, in integral multiples of $1,000,000), and (iv) any partial reduction of the Unutilized Total Swing Line Revolving Commitment pursuant to this section 4.2 shall be in the amount of at least $500,000 (or, if greater, in integral multiples of $100,000).

     4.3. MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Commitment (and the General Revolving Commitment and Swing Line Revolving Commitment of each Lender) shall terminate on October 31, 1997, unless the Initial Borrowing Date has occurred on or prior to such date.

     (b) The Total Commitment (and the Commitment of each Lender) shall terminate on the earlier of (x) the Maturity Date and (y) the date on which a Change of Control occurs.

     (c) The Total General Revolving Commitment shall be permanently reduced, without premium or penalty, at the time that any mandatory prepayment of General Revolving Loans would be made pursuant to section 5.2(c) if General Revolving Loans were then outstanding in the full amount of the Total General Revolving Commitment, in an amount at least equal to the required prepayment of principal of General Revolving Loans which would be required to be made in such circumstance. Any such reduction shall apply to proportionately and permanently reduce the General Revolving Commitment of each of the affected Lenders, and any partial reduction of the Total General Revolving Commitment pursuant to this section 4.3(c) shall be in the amount of at least $1,000,000 (or, if greater, in integral multiples of $1,000,000). The Company will provide at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), of any reduction of the Total Commitment pursuant to this section 4.3(c), specifying the date and amount of the reduction.

     4.4. EXTENSION OF MATURITY DATE. At any time after January 1, 1998 and during the 30 day period following delivery by the Company pursuant to section 8.1(a) of its consolidated financial statements for its fiscal year then most recently ended, and annually thereafter during the 30 day period following delivery by the Company of its consolidated financial statements pursuant to section 8.1(a), the Company may request the Administrative Agent to determine if all of the Lenders are then willing to extend the Maturity Date for a single additional year. If the Company so requests, the Administrative Agent will so advise the Lenders. If all of the Lenders in their sole discretion are all willing to so extend the Maturity Date, after taking into account such considerations as any Lender may deem relevant, the Company, the other Borrowers, the Administrative Agent and all of the Lenders (including each Letter of Credit Issuer) shall execute and deliver a definitive written instrument so extending the Maturity Date. No such extension of the Maturity Date shall be valid or effective for any purpose unless such definitive written instrument is so signed and delivered within 60 days following the giving by the Administrative Agent of notice to the Lenders that the Company has requested such an extension.

     SECTION 5. PAYMENTS.

     5.1. VOLUNTARY PREPAYMENTS. Any Borrower shall have the right to prepay any of its Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) such Borrower (or the Company on its behalf) shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the General Revolving Loans or Swing Line Revolving Loans, as the case may be, the amount of such prepayment and (in the case of Eurocurrency Loans and Money Market Rate Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by (x) 11:00 A.M. (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurocurrency Loans, or (y) 12:00 noon (local time at the Notice Office) on the date of such prepayment, in the case of any prepayment of Prime Rate Loans or Money Market Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders; (ii) each partial prepayment of any General Revolving Loans which are Prime Rate Loans shall be in an aggregate principal of at least $500,000 or an integral multiple of $100,000 in excess thereof; (iii) each partial prepayment of any General Revolving Loans which are

Eurocurrency Loans denominated in Dollars shall be in an aggregate principal of at least $1,000,000 or an integral multiple of $100,000 in excess thereof; (iv) each partial prepayment of any General Revolving Loans which are Eurocurrency Loans denominated in an Alternative Currency shall be in an aggregate principal of at least the substantial equivalent of $5,000,000 or an integral multiple of the substantial equivalent of $100,000 in excess thereof;
(v) each partial prepayment of any Swing Line Revolving Loans shall be in an aggregate principal of at least $250,000 or an integral multiple of $50,000 in excess thereof; (vi) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (vii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and (viii) each prepayment of Eurocurrency Loans or Money Market Rate Loans pursuant to this section 5.1 on any date other than the last day of the Interest Period applicable thereto, in the case of Eurocurrency Loans, or the maturity date thereof, in the case of Money Market Rate Loans, shall be accompanied by any amounts payable in respect thereof under section 2.11.

     5.2. MANDATORY PREPAYMENTS. (a) If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of General Revolving Loans PLUS (ii) the aggregate amount of Letter of Credit Outstandings, exceeds the Total General Revolving Commitment as then in effect, the Borrowers shall prepay on such date that principal amount of General Revolving Loans and, after General Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess. If, after giving effect to the prepayment of General Revolving Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total General Revolving Commitment as then in effect, the Company shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Company hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Company (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Company until the proceeds are applied to the secured obligations).

     (b) If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds the Unutilized Total General Revolving Commitment as then in effect, the Company shall prepay on such date Swing Line Revolving Loans in an aggregate principal amount at least equal to such excess. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Revolving Loans exceeds the Total Swing Line Revolving Commitment as then in effect, the Company shall prepay on such date Swing Line Revolving Loans in an aggregate principal amount at least equal to such excess.

     (c) On the date on which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, shall become due and payable and shall be prepaid in full, and the Company shall contemporaneously either (i) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions), or (ii) the Company shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the obligations of the Company hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Company (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Company until the proceeds are applied to the secured obligations).

     (d) With respect to each prepayment of Loans required by this section 5.2, the Company shall (on behalf of any applicable Borrower) designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which such prepayment is to be made, PROVIDED that (i) the Company shall first so designate all Loans that are Prime Rate Loans and Eurocurrency Loans with Interest Periods ending on the date of prepayment prior to designating any other Eurocurrency Loans for prepayment, (ii) if the outstanding principal amount of any Eurocurrency Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Prime Rate Loans, and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Company as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.11. Any prepayment of Eurocurrency Loans or Money Market Rate Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.11.

     5.3. METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its PRO RATA share) account of the Lenders entitled thereto, not later than 11:00 A.M. (local time at the Payment Office) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America (in the case of Loans denominated in Dollars), or in the applicable Alternative Currency (in the case of General Revolving Loans denominated in an Alternative Currency), at the applicable Payment Office, it being understood that written notice by any Borrower (or by the Company on behalf of any other Borrower) to the Administrative Agent to make a payment from the funds in such Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made in Dollars later than 11:00 A.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day, and any payments under this Agreement which are made in an Alternative Currency later than 11:00 A.M. (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

     5.4. NET PAYMENTS. (a) All payments made by any Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in section 5.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "TAXES"). If any Taxes are so levied or imposed, the applicable Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the applicable Borrower agrees to reimburse each Lender, upon the written request of such Lender for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. The applicable Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the applicable Borrower. The applicable Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

     (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to each applicable Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 13.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "SECTION 5.4(B)(II) CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the applicable Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the applicable Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b). Notwithstanding anything to the contrary contained in section 5.4(a), but subject to section 13.4(b) and the immediately succeeding sentence, (x) the applicable Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the applicable Borrower such forms that establish a complete exemption from such deduction or withholding and (y) the applicable Borrower shall not be obligated pursuant to section 5.4(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (I) if such Lender has not provided to the applicable Borrower the Internal Revenue Service forms required to be provided to the applicable Borrower pursuant to this section 5.4(b) or (II) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this section 5.4 and except as specifically provided for in section 13.4(b), the applicable Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in section 5.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any increase in Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

     (c) If any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid as to which indemnification has been paid by the applicable Borrower pursuant to this section, it shall promptly remit such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses; PROVIDED, that the applicable Borrower agrees to promptly return any such refund (plus interest) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority. Any such Lender shall provide the applicable Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

     (d) Reference is hereby made to the provisions of section 2.10(d) for certain limitations upon the rights of a Lender under this section.

     SECTION 6. CONDITIONS PRECEDENT.

     6.1. CONDITIONS PRECEDENT AT INITIAL BORROWING DATE. The obligation of the Lenders to make Loans, and of any Letter of Credit Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on the Initial Borrowing Date:

           (A) EFFECTIVENESS; NOTES. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender each appropriate Note executed by each Borrower, in each case, in the amount, maturity and as otherwise provided herein.

           (B) FEES, ETC. The Company shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 4 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other
     Credit Documents and the consummation of the transactions contemplated hereby and thereby.

           (C) OTHER CREDIT DOCUMENTS. The Credit Parties named therein shall have duly executed and delivered and there shall be in full force and effect, and original counterparts shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders, of the Subsidiary Guaranty (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "SUBSIDIARY GUARANTY"), substantially in the form attached hereto as Exhibit C-1.

           (D) CORPORATE RESOLUTIONS AND APPROVALS. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors of each Borrower and each other Credit Party, approving the Credit Documents to which such Borrower or any such other Credit Party, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by such Borrower or any such other Credit Party of the Credit Documents to which it is or may become a party.

           (E) INCUMBENCY CERTIFICATE. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of each Borrower and of each other Credit Party, certifying the names and true signatures of the officers of such Borrower or such other Credit Party, as the case may be, authorized to sign the Credit Documents to which such Borrower or such other Credit Party is a party and any other documents to which such Borrower or any such other Credit Party is a party which may be executed and delivered in connection herewith.

           (F) OPINION OF COUNSEL. On the Initial Borrowing Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Initial Borrowing Date, from internal counsel to the Company, substantially in the form of Exhibit D hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent.

           (G) EXISTING CREDIT AGREEMENT. Contemporaneously with the initial Borrowing hereunder, the Company shall have terminated the commitments of the lenders under the existing Credit Agreement, dated as of December 22, 1995, shall have prepaid all borrowings thereunder, shall have made effective provision satisfactory to the Administrative Agent for the termination, and if required in connection with such termination, made effective provision for any letters of credit issued thereunder to be supported or replaced by Letters of Credit issued hereunder.

           (H) IPO TRANSACTION, ETC. Contemporaneously with the initial Borrowing hereunder, (1) the Parent shall have completed the initial public offering of shares of its common stock in compliance with all applicable legal requirements; (2) the Parent shall have contributed the entire net proceeds of such offering (after provision for payment of underwriting discounts and customary costs and expenses, and after application of any portion thereof to the contemporaneous redemption of shares of its preferred stock), to the capital of the Company; (3) the Company shall have received such capital contribution, in an amount not less than $40,000,000, and the Company shall have a ratio of Total Indebtedness to Total Capitalization of less than 60%; and (4) if after giving effect to such contribution the Company's ratio of Total Indebtedness to Total Capitalization is not less than 52.5%, the Company and its Subsidiaries (other than any Foreign Subsidiaries), shall have executed and delivered to the Administrative Agent such pledge agreements, security agreements and related UCC-1 Financing Statements as the Administrative Agent shall in its discretion (or pursuant to instructions from the Required Lenders) require as security for the Obligations.

           (I) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

      6.2. FIRST BORROWING BY ANY ADDITIONAL FOREIGN BORROWING SUBSIDIARY. The obligations of the Lenders to make any General Revolving Loan on the occasion of the first Borrowing by any Foreign Borrowing Subsidiary hereunder (other than a Foreign Borrowing Subsidiary which is an original party hereto) is subject to the satisfaction of the following conditions:

           (A) NOTES. Receipt by the Administrative Agent for the account of each Lender of each appropriate General Revolving Note executed by such Foreign Borrowing Subsidiary, in each case, in the amount, maturity and as otherwise provided herein.

           (B) CERTIFIED RESOLUTIONS AND INCUMBENCY. Receipt by the Administrative Agent, in sufficient quantities for the Lenders, of certified resolutions and an incumbency certificate for such Foreign Borrowing Subsidiary, satisfactory in form and substance to the Administrative Agent.

           (C) ELECTION TO PARTICIPATE. Receipt by the Administrative Agent, in sufficient quantities for the Lenders, of a duly executed Election to Participate of such Foreign Borrowing Subsidiary, satisfactory in form and substance to the Administrative Agent.

      6.3. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligations of the Lenders to make each Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

           (A) NOTICE OF BORROWING, ETC. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of section 2.3 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirement of section 3.2 with respect to the issuance of a Letter of Credit.

           (B) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the applicable Borrower to each of the Lenders that all of the applicable conditions specified in section 6.1, 6.2 and/or 6.3, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in section 6.1, section 6.2 or this section 6.3, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.


     SECTION 7. REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lenders to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Company makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

     7.1. CORPORATE STATUS, ETC. Each of the Company and its Subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing (except as to any Indiana corporation, inasmuch as such concept is not recognized in Indiana) under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

     7.2. SUBSIDIARIES.   Annex II hereto lists, as of the date hereof, each
Subsidiary of the Company (and the direct and indirect ownership interest of the Company therein).

     7.3. CORPORATE POWER AND AUTHORITY, ETC. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     7.4. NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Credit Party.

     7.5. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party.

     7.6. LITIGATION. There are no actions, suits or proceedings pending or, to, the knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit

Documents, or of any action to be taken by any Credit Party pursuant to any of the Credit Documents to which it is a party.

     7.7. USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans shall be utilized (i) to retire the Indebtedness referred to in section 6.1(g), and (ii) for other lawful purposes not inconsistent with the requirements of this Agreement.

     (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither any Credit Event, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Company or of the Company and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

     7.8. FINANCIAL STATEMENTS, ETC. (a) The Company has furnished to the Lenders and the Administrative Agent complete and correct copies of (i) the audited consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 1996, and the related audited consolidated statements of income, shareholders' equity, and cash flows for the fiscal year then ended, accompanied by the unqualified report thereon of the Company's independent accountants; and (ii) the unaudited condensed consolidated balance sheet of the Company and its consolidated subsidiaries as of March 31, 1997, and the related unaudited condensed consolidated statements of income and of cash flows of the Company and its consolidated subsidiaries for the fiscal quarter then ended. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect.

     (b) Each Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that such Borrower has incurred to the Administrative Agent and the Lenders. Each Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and each Borrower, as of the Initial Borrowing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay such Borrower's debts; and no Borrower is entering into the Credit Documents with the intent to hinder, delay or defraud its creditors.

     (c) The Company has delivered to the Lenders prior to the execution and delivery of this Agreement (i) a copy of the Parent's Form S-1 Registration Statement as filed (without Exhibits) with the SEC on June 24, 1997 and all substantive Amendments thereto (other than any pricing Amendment) filed (without Exhibits) with the SEC prior to the Effective Date, which contains a general description of the business and affairs of the Company and its Subsidiaries, and (ii) financial projections prepared by management of the Company under date of May 29, 1997 for the Company and its Subsidiaries for the fiscal years 1997-2002 (the "FINANCIAL PROJECTIONS"). The Financial Projections were prepared on behalf of the Company in good faith after taking into account the existing and historical levels of business activity of the Company and its Subsidiaries, historical financial information with respect to the properties and business acquired in acquisition transactions, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Company and its Subsidiaries to be pertinent thereto. The Financial Projections were considered by management of the Company, as of such date of preparation, to be realistically achievable; PROVIDED, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Company's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Company at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

     7.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 1996, there has been no change in the condition, business or affairs of the Company and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect, and except for changes incident to the acquisitions and divestitures disclosed in the Registration Statement (and any amendments thereto) delivered to the Lenders prior to the Effective Date pursuant to section 7.8(c).

     7.10. TAX RETURNS AND PAYMENTS. Each of the Company and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Company and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Company knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Company and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

     7.11. TITLE TO PROPERTIES, ETC. The Company and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid leasehold interests, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 9.3. The interests of the Company and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Company, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Company and such Subsidiaries.

     7.12. LAWFUL OPERATIONS, ETC. The Company and each of its Subsidiaries (i) holds all necessary federal, state and local governmental licenses, registrations, certifications, permits and authorizations necessary to conduct its business, and (ii) is in full compliance with all material requirements imposed by law, regulation or rule, whether federal, state or local, which are applicable to it, its operations, or its properties and assets, including without limitation, applicable requirements of Environmental Laws, except for any failure to obtain and maintain in effect, or noncompliance, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.13. ENVIRONMENTAL MATTERS. (a) The Company and each of its Subsidiaries is in compliance with all Environmental Laws governing its business except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Company and each of its Subsidiaries, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and the Company and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Company or such Subsidiary is a party or which would affect the ability of the Company or such Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are as of the Initial Borrowing Date no Environmental Claims pending or, to the best knowledge of the Company, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property now or at any time owned, leased or operated by the Company or any of its Subsidiaries or on any property adjacent to any such Real Property, which are known by the Company or as to which the Company or any such Subsidiary has received written notice, that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Real Property of the Company or any of its Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Company or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

     7.14. COMPLIANCE WITH ERISA. Compliance by the Company with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Company and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multi Employer Plan and give rise to a material liability of the Company or any ERISA Affiliate in respect thereof. Neither the Company nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

     7.15. INTELLECTUAL PROPERTY, ETC. The Company and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, EXCEPT for such patents, trademarks, servicemarks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     7.16. INVESTMENT COMPANY ACT, ETC. Neither the Company nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

     7.17. BURDENSOME CONTRACTS; LABOR RELATIONS. The Company and its Subsidiaries (i) are not subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) are not parties to any labor dispute, (iii) are not subject to any material strikes, slow downs, workouts or other concerted interruptions of operations by employees of the Company or any Subsidiary, whether or not relating to any labor contracts, (iv) are not subject to any significant pending or, to the knowledge of the Company, threatened, unfair labor practice complaint, before the National Labor Relations Board, and (v) are not subject to any significant pending or, to the knowledge of the Company, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) are not subject to any significant pending or, to the knowledge of the Company, threatened, significant strike, labor dispute, slowdown or stoppage, and (vii) to the knowledge of the Company, no union representation question exists with respect to the employees of the Company or any of its Subsidiaries, EXCEPT (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     7.18. EXISTING INDEBTEDNESS. Annex III sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Company and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $500,000, or may be incurred pursuant to existing commitments, or (ii) is secured by any Lien on any property of the Company or any Subsidiary, and which will be outstanding on the Initial Borrowing Date after giving effect to the initial Borrowing hereunder, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed on Annex III, herein the "EXISTING INDEBTEDNESS"). The Company has provided to the Administrative Agent prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed on Annex III (the "EXISTING INDEBTEDNESS AGREEMENTS").

     7.19. TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in section 7.8), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by management of the Company is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. As of the Effective Date, there is no fact known to the Company or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which has not theretofore been disclosed to the Lenders.


     SECTION 8. AFFIRMATIVE COVENANTS.

     The Company hereby covenants and agrees that so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations hereunder, have been paid in full:

     8.1. REPORTING REQUIREMENTS. The Company will furnish to each Lender and the Administrative Agent:

           (A) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholder's equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Company, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

           (B) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, the unaudited condensed consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited condensed consolidated statements of income and of cash flows for such quarterly period, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which consolidated financial statements shall be certified on behalf of the Company by the Chief Financial Officer or other Authorized Officer of the Company, subject to changes resulting from normal year-end audit adjustments.

           (C) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Company of the Chief Financial Officer or other Authorized Officer of the Company to the effect that, to the best knowledge of the Company, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.7 through 9.10, inclusive, of this Agreement, including an identification of the amounts of any financial items of persons or business units acquired by the Company for any periods prior to the date of acquisition which are used in making such calculations.

           (D) ADDITIONAL QUARTERLY FINANCIAL INFORMATION. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, or within 90 days after the close of the final quarterly accounting period in each fiscal year of the Company, as the case may be, such unaudited consolidated profit and loss statements as the Company produces for itself for each division or line of business of the Company and its consolidated Subsidiaries for such quarterly period.

           (E) BUDGET. Not later than 90 days after the commencement of any fiscal year of the Company and its Subsidiaries, a consolidated budget in reasonable detail for each of the four fiscal quarters of such fiscal year.

           (F) NOTICE OF DEFAULT, LITIGATION. Promptly, and in any event within five Business Days after the Company or any of its Subsidiaries obtains knowledge thereof, notice of

                 (i) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto, or

                 (ii) any litigation or governmental or regulatory proceeding pending against the Company or any of its Subsidiaries which is likely to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder or under any other Credit Document.

           (G) ERISA. Promptly, and in any event within 10 Business Days after the Company, any Subsidiary of the Company or any ERISA Affiliate knows of the occurrence of any of the following, the Company will deliver to each of the Lenders a certificate on behalf of the Company of an Authorized Officer of the Company setting forth the full details as to such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                 (i) that a Reportable Event has occurred with respect to any Plan;

                 (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan;

                 (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan;

                 (iv) the institution of any steps by the Company or any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $1,000,000;

                 (v) a non-exempt "prohibited transaction" within the meaning of section 406 of ERISA in connection with any Plan;

                 (vi) that a Plan has an Unfunded Current Liability exceeding $1,000,000;

                 (vii) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or

                 (viii) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

           (H) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of the Company obtains actual knowledge thereof, notice of any of the following environmental matters which involves any reasonable likelihood (in the Company's reasonable judgment) of resulting in a Material Adverse Effect: (i) any pending or threatened (in writing) Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned or operated by the Company or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Company or any of its Subsidiaries that (A) results in noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property;
      (iii) any condition or occurrence on any Real Property owned, leased or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Company or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim and the Company's or such Subsidiary's response thereto.

           (I) SEC REPORTS AND REGISTRATION STATEMENTS. As promptly as practicable following transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and annual, quarterly or current reports that the Parent, the Company or any of its Subsidiaries files with the SEC.

           (J) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Company or any of its Subsidiaries as any Lender may reasonably request from time to time.

      8.2. INSPECTIONS. The Company will permit the Administrative Agent and each Lender or any other holder of any Note, upon its reasonable request and at its expense, at any reasonable time and from time to time upon reasonable notice, to visit and inspect its properties and the properties of its Subsidiaries and to examine and make copies of, and abstracts from its records and books of account and the records and books of account of its Subsidiaries and to discuss its affairs, finances and accounts with its Chief Executive Officer, President, Chief Financial Officer or Treasurer, and any other accounting, financial or operating officer identified by the Administrative Agent or any such Lender or holder by position or function, and with its independent accountants (the Company by this sentence authorizes such officers and accountants to discuss the same, at the expense of and upon prior notice to the Company, providing the Company with an opportunity to be present at any such discussion), all at such reasonable times and as often as may be reasonably requested.

     8.3. INSURANCE. The Company will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Company and its Subsidiaries at the date hereof, and
(ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Company.

     8.4. PAYMENT OF TAXES AND CLAIMS. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any of its Subsidiaries; PROVIDED that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Company will not be considered to be in default of any of the provisions of this sentence if the Company or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial to the Company and its Subsidiaries considered as an entirety.

     8.5. CORPORATE FRANCHISES. The Company will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate or other organizational existence, rights, authority and franchises, PROVIDED that nothing in this section 8.5 shall be deemed to prohibit (i) any transaction permitted by section 9.2; (ii) the termination of existence of any Subsidiary if (A) the Company determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     8.6. GOOD REPAIR. The Company will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses, but subject to such exceptions as do not in the aggregate result in a Material Adverse Effect.

     8.7. COMPLIANCE WITH STATUTES, ETC. The Company will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those (i) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (ii) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under any Credit Document.

     8.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limitation of the covenants contained in section 8.7:

           (a) The Company will, and will cause each of its Subsidiaries to,
     (i) comply in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, and promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under any Credit Document; and (ii) keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3.

           (b) Neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under any Credit Document.

           (c) If required to do so under any applicable order of any governmental agency, the Company will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Company or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except (i) to the extent that the Company or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, or (ii) for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under any Credit Document.

      8.9. FISCAL YEARS, FISCAL QUARTERS. The Company will, for consolidated financial reporting purposes, continue to use December 31 as the end of its fiscal year and March 31, June 30, September 30 and December 31 as the end of its fiscal quarters. If the Company shall change any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary, to conform to the Company's fiscal year and fiscal quarters or to conform to the fiscal year or fiscal quarters which the Company generally utilizes for its Subsidiaries), the Company will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Required Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Company will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance satisfactory to the Administrative Agent and the Required Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

     8.10. CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY. (a) In the event that at any time after the Initial Borrowing Date

           (x) the Company has any Subsidiary (other than a Foreign Subsidiary as to which section 8.10(b) applies) which is not a party to the Subsidiary Guaranty, or

           (y) an Event of Default shall have occurred and be continuing and the Company has any Subsidiary which is not a party to the Subsidiary Guaranty,

the Company will notify the Administrative Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section. The Company will, within 30 days following request therefor from the Administrative Agent (who may give such request on its own initiative or upon request by the Required Lenders), cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a joinder supplement, satisfactory in form and substance to the Administrative Agent and the Required Lenders, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if such Subsidiary is a corporation, resolutions of the Board of Directors of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if such Subsidiary is not a corporation, such other evidence of the authority of such Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request.

     (b) Notwithstanding the foregoing, the Company shall not, unless an Event of Default shall have occurred and be continuing, be required to cause a Foreign Subsidiary to join in the Subsidiary Guaranty if (i) to do so would subject the Company to liability for additional United States income taxes by virtue of section 956 of the Code in an amount the Company considers material, and (ii) the Company provides the Administrative Agent with documentation, including computations prepared by the Company's internal tax officer, its independent accountants or tax counsel, acceptable to the Required Lenders, in support thereof.

     (c) Within 90 days following the Initial Borrowing Date, the Company will cause the principal Subsidiaries of Chore-Time Netherlands to execute and deliver to the Administrative Agent the Foreign Subsidiary Guaranty (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "FOREIGN SUBSIDIARY GUARANTY"), substantially in the form attached hereto as Exhibit C-2.

     8.11. CORPORATE SEPARATENESS. The Company will take, and will cause each of its Subsidiaries to take, all such action as is necessary to keep the operations of the Company and its Subsidiaries separate and apart from those of each Subsidiary which has outstanding Indebtedness, including, without limitation, ensuring that all customary formalities regarding corporate existence, including holding regular board of directors' meetings and maintenance of corporate records, are followed. All financial statements of the Company and its Subsidiaries provided to creditors will clearly evidence the corporate separateness of the Company and its other Subsidiaries from each Subsidiary which has Indebtedness outstanding. Finally, neither the Company nor any of its other Subsidiaries will take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of a Subsidiary which has Indebtedness outstanding, on the one hand, and the Company and its other Subsidiaries, on the other hand, being ignored, or in the assets and liabilities of the Company or any of its other Subsidiaries being substantively consolidated with those of a Subsidiary which has Indebtedness outstanding in a bankruptcy, reorganization or other insolvency proceeding. No action or indemnity, or provision of support in the form of a letter of credit, expressly permitted by this Agreement will breach this covenant.

     8.12. HEDGE AGREEMENTS, ETC. If the Company or any Subsidiary determines to enter into any Hedge Agreement, the Company will, and will cause each of its Subsidiaries to, enter into such Hedge Agreement in order to provide protection to the Company or any such Subsidiary from fluctuations and other changes in interest rates and currency exchange rates, as and to the extent considered reasonably necessary by the Company, but without exposing the Company or its Subsidiaries to predominantly speculative risks unrelated to the amount of Indebtedness or assets intended to be subject to coverage on a notional basis under all such Hedge Agreements.

     8.13. ADDITION AND DELETION OF FOREIGN BORROWING SUBSIDIARIES. Whenever the Company determines that it desires for a Foreign Subsidiary which is not already a Foreign Borrowing Subsidiary to become a party hereto as a Foreign Borrowing Subsidiary, it will cause such Subsidiary to deliver to the Administrative Agent an Election to Participate for such Subsidiary and the other documents contemplated by section 6.2. If at any time the Company determines that a Subsidiary should no longer be a Foreign Borrowing Subsidiary, it may, if such Foreign Borrowing Subsidiary has no outstanding Loans or other Obligations hereunder, cause such Foreign Borrowing Subsidiary to deliver to the Administrative Agent an Election to Terminate with respect to such Foreign Borrowing Subsidiary.

     8.14. SENIOR DEBT. The Company will at all times ensure that (a) the claims of the Lenders in respect of the Obligations of the Company will not be subordinate to, and will in all respects at least rank PARI PASSU with, the claims of every other senior unsecured creditor of the Company, and (b) any Indebtedness subordinated in any manner to the claims of any senior unsecured creditor of the Company will be subordinated in like manner to such claims of the Lenders.



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



     SECTION 9. NEGATIVE COVENANTS.

     The Company hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder are paid in full:

     9.1. CHANGES IN BUSINESS. Neither the Company nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date hereof.

     9.2. CONSOLIDATION, MERGER OR SALE OF ASSETS, ETC. The Company will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation or sell or otherwise dispose of any of its property or assets (but excluding any sale or disposition of inventory, or obsolete or excess furniture, fixtures, equipment or other property in the ordinary course of business), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, EXCEPT that the following shall be permitted:

           (A) CAPITAL EXPENDITURES:  Consolidated Capital Expenditures;

           (B) PERMITTED INVESTMENTS:  the investments permitted pursuant to section 9.5;

           (C) CERTAIN INTERCOMPANY MERGERS, ETC.: if no Default or Event of Default shall have occurred and be continuing or would result therefrom,
     (i) the merger, consolidation or amalgamation of any Wholly-Owned Subsidiary with or into the Company or another Wholly-Owned Subsidiary, so long as in any merger, consolidation or amalgamation involving any Borrower such Borrower is the surviving or continuing or resulting corporation, or the liquidation or dissolution of any Subsidiary which is not a Borrower, or (ii) the transfer or other disposition of any property by the Company to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Company or any other Wholly-Owned Subsidiary of the Company;

           (D) PERMITTED ACQUISITIONS: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company or any Subsidiary may make Permitted Acquisitions, PROVIDED that at least five Business Days prior to the date of any such Permitted Acquisition which involves consideration (including the amount of any assumed Indebtedness and (without duplication) any outstanding Indebtedness of any person which becomes a Subsidiary as a result of such Permitted Acquisition) of $5,000,000 or more, the Company shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Company by an Authorized Officer of the Company, which certificate shall (A) contain the date such Permitted Acquisition is scheduled to be consummated, (B) contain the estimated purchase price of such Permitted Acquisition, (C) contain a description of the property and/or assets acquired in connection with such Permitted Acquisition, (D) demonstrate that at the time of making any such Permitted Acquisition the covenants contained in sections 9.7 through 9.13 shall be complied with on a PRO FORMA basis as if the properties and/or assets so acquired had been owned by the Company, and the Indebtedness assumed and/or incurred to acquire and/or finance same has been outstanding, for the 12 month period immediately preceding such acquisition (without giving effect to any credit for unobtained or unrealized gains or any adjustments to overhead in connection with any such Permitted Acquisition), and (E) if requested by the Administrative Agent, attach thereto a true and correct copy of the then proposed purchase agreement, merger agreement or similar agreement, partnership agreement and/or other contract entered into in connection with such Permitted Acquisition;

           (E) PERMITTED DISPOSITIONS: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any person which is not a Subsidiary of the Company, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Company or any other Subsidiary to any person which is not a Subsidiary of the Company, or
      (iii) permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate of the Company, or (iv) consummate any other Asset Sale with a person who is not a Subsidiary of the Company; PROVIDED that (A) the consideration for such transaction represents fair value (as determined by management of the Company), (B) on a cumulative aggregate basis, not more than $5,000,000 of the consideration receivable for all such transactions completed after the Effective Date consists of non-cash consideration, (C) no such transaction may be completed if the cumulative aggregate consideration for all such transactions completed after the Effective Date would be in excess of $10,000,000, and (D) in the case of any such transaction involving consideration in excess of $2,000,000, at least five Business Days prior to the date of completion of such transaction the Company shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Company by an Authorized Officer of the Company, which certificate shall contain a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, financial information pertaining to compliance with the preceding clause (A), and which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto; and PROVIDED, FURTHER, that sales of obsolete or worn out equipment in the ordinary course of business shall be excluded from the operation and computations under this section 9.2(e);

           (F) CONTRIBUTIONS TO JOINT VENTURES, ETC.: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company or any of its Subsidiaries may contribute assets to joint ventures and other persons in accordance with section 9.5(q);

           (G) SALES OF RECEIVABLES: if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company or any of its Subsidiaries may continue to sell from time to time to any financial institution or institutions (including factors) receivables due from foreign-based account debtors, without any requirement to apply the proceeds of any such sales to the payment or prepayment of outstanding Loans or to reduce any Commitments; PROVIDED that (i) such sales do not involve more than the U.S. dollar equivalent of $10,000,000 in aggregate receivables outstanding from time to time, and (ii) as to any receivables so sold, the recourse, if any, of such financial institution or institutions (or factors) for collection and similar losses incurred in connection with realization upon such sold receivables is contractually limited to not more than 10% of the aggregate amount of such sold receivables; and

           (H) LEASES: the Company or any of its Subsidiaries may enter into leases of property or assets not constituting Permitted Acquisitions in the ordinary course of business not otherwise in violation of this Agreement.

      9.3. LIENS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Company or any of its Subsidiaries, other than for purposes of collection in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, EXCEPT that the foregoing restrictions shall not apply to:

           (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

           (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any Subsidiary;

           (c) Liens created by this Agreement or the other Credit Documents;

           (d) Liens (i) in existence on the Initial Borrowing Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Initial Borrowing Date described, in Annex IV, or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

           (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(g);

           (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

           (g) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

           (h) easements, rights-of-way, zoning or deed restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries considered as an entirety;

           (i) Liens arising from financing statements regarding property subject to leases not in violation of the requirements of this Agreement, PROVIDED that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and

           (j) Liens which

                 (i) are placed upon equipment or machinery used in the ordinary course of business of the Company or any Subsidiary at the time of (or within 180 days after) the acquisition thereof by the Company or any such Subsidiary to secure Indebtedness incurred to pay or finance all or a portion of the purchase price thereof, PROVIDED that the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Company or any such Subsidiary; or

                 (ii) are existing on property or other assets at the time acquired by the Company or any Subsidiary or on assets of a person at the time such person first becomes a Subsidiary of the Company; PROVIDED that (A) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or person by the Company or any of its Subsidiaries; (B) in the case of any such acquisition of a person, any such Lien attaches only to the property and assets of such person; and (C) in the case of any such acquisition of property or assets by the Company or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of the Company or any Subsidiary;

      PROVIDED that (1) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the property and assets to which such Lien attaches, determined at the time of the acquisition of such


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



      property or asset or the time at which such person becomes a Subsidiary of the Company (except in the circumstances described in clause (ii) above to the extent such Liens constituted customary purchase money Liens at the time of incurrence and were entered into in the ordinary course of business), and (2) the Indebtedness secured thereby is permitted by section 9.4(c); and

           (k) Liens and security interests on receivables (and any related collateral, insurance or letter of credit securing or supporting the account debtors' obligations) created in connection with the sale thereof in accordance with section 9.2(g).

      9.4. INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Company or any of its Subsidiaries, EXCEPT:

           (a) Indebtedness incurred under this Agreement and the other Credit Documents;

           (b) Indebtedness of the Company or any Subsidiary in respect of Capital Leases; PROVIDED that (i) the aggregate Capitalized Lease Obligations of the Company and its Subsidiaries, plus the aggregate outstanding principal amount of Indebtedness permitted under clause (c) below, shall not exceed $5,000,000 in the aggregate at any time outstanding, and (ii) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

           (c) Indebtedness of the Company or any Subsidiary subject to Liens permitted by section 9.3(j), including and any guaranty by the Company of any such Indebtedness; PROVIDED that (i) the aggregate principal amount of such Indebtedness shall not exceed $5,000,000 in the aggregate at any time outstanding, and (ii) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

           (d) Existing Indebtedness (including Indebtedness incurred pursuant to commitments described on Annex III), to the extent not otherwise permitted pursuant to the foregoing clauses; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice); PROVIDED that
      (i) in the case of any Existing Indebtedness consisting of letters of credit other than Letters of Credit deemed issued hereunder pursuant to section 3.1(d), no extension, renewal or replacement thereof shall be permitted except by virtue of the issuance of Letters of Credit hereunder, and (ii) the Existing Indebtedness identified in Annex III as being intended to be refinanced by Loans incurred hereunder may not be otherwise refinanced;

           (e) Indebtedness of the Company or any Subsidiary under Hedge Agreements;

           (f) Indebtedness of the Company to any of its Subsidiaries, and Indebtedness of any of the Company's Subsidiaries to the Company or to another Subsidiary of the Company, in each case to the extent permitted under section 9.5;

           (g) Indebtedness representing recourse obligations incurred to effect the sale of receivables in accordance with section 9.2(g);

           (h) Guaranty Obligations permitted under section 9.5; and

           (i) additional unsecured Indebtedness of the Company not in excess of $15,000,000 aggregate principal amount outstanding at any time, to the extent not otherwise permitted pursuant to the foregoing clauses, provided that at the time of incurrence thereof, and after giving effect thereto, (i) the Company will be in compliance with section 9.7, and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

      9.5. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS. The Company will not, and will not permit any of its Subsidiaries to, (1) lend money or credit or make advances to any person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) make investments in any Subsidiary, (4) make investments in any joint venture or partnership, or
(5) be or become obligated under any Guaranty Obligations (other than those created in favor of the Lenders pursuant to the Credit Documents), EXCEPT:

           (a) the Company or any of its Subsidiaries may invest in cash and Cash Equivalents;

           (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

           (c) the Company and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

           (d) investments acquired by the Company or any of its Subsidiaries
      (i) in exchange for any other investment held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

           (e) loans, advances and investments acquired by the Company or any of its Subsidiaries in Permitted Acquisitions or other transactions permitted by section 9.2;

           (f) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes and other similar expenses, in each case incurred in the ordinary course of business, not in excess of $1,000,000 in the aggregate outstanding at any time, shall be permitted;

           (g) investments in the capital of any Wholly-Owned Subsidiary which is (i) a Subsidiary Guarantor, and (ii) not a Foreign Subsidiary;

           (h) to the extent not permitted by the foregoing clauses, existing investments in any Subsidiaries (and any increases thereof attributable to increases in retained earnings);

           (i) to the extent not permitted by the foregoing clauses, the existing loans, advances, investments and guarantees described on Annex V hereto;

           (j) any unsecured guaranty by the Company of any Indebtedness of a Subsidiary permitted by section 9.4, and any guaranty by any Subsidiary described in section 9.4;

           (k) investments of the Company and its Subsidiaries in Hedge Agreements;

           (l) loans and advances by any Subsidiary of the Company to the Company, PROVIDED that the Indebtedness represented thereby constitutes Subordinated Indebtedness;

           (m) loans and advances by the Company or by any Subsidiary of the Company to, or other investments in, any Subsidiary of the Company which is (i) a Subsidiary Guarantor, (ii) a Wholly-Owned Subsidiary, and (iii) not a Foreign Subsidiary;

           (n) loans, advances and investments by the Company or any Subsidiary made to or in any Foreign Subsidiary after June 30, 1997 (exclusive of any investments in a Foreign Subsidiary made in connection with a Permitted Acquisition of such Foreign Subsidiary), PROVIDED that the cumulative aggregate amount thereof does not exceed $10,000,000;

           (o) loans and advances by any Subsidiary of the Company which is not a Subsidiary Guarantor to, or other investments by any such Subsidiary in, any other Subsidiary of the Company which is a Wholly-Owned Subsidiary;

           (p) Guaranty Obligations, not otherwise permitted by the foregoing clauses, of (i) the Company or any Subsidiary in respect of leases of the Company or any Subsidiary the entry into which is not prohibited by this Agreement, (ii) the Company or any Subsidiary in respect of any other person (other than in respect of (x) Indebtedness for borrowed money or represented by bonds, notes, debentures or similar securities, or (y) Indebtedness constituting Capital Leases) arising as a matter of applicable law because the Company or such Subsidiary is or is deemed to be a general partner of such other person, or (iii) the Company or any Subsidiary in respect of any other person (other than in respect of (x) Indebtedness for borrowed money or represented by bonds, notes, debentures or similar securities, or (y) Indebtedness constituting Capital Leases) arising in the ordinary course of business;

           (q) any other loans, advances, investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause (q) at the fair value thereof as reasonably determined by the Company) and Guaranty Obligations, including, without limitation, in or to or for the benefit of, Subsidiaries, joint ventures, or other persons, not otherwise permitted by the foregoing clauses, made after March 31, 1997 (such loans, advances and investments, collectively, "BASKET INVESTMENTS", and such Guaranty Obligations, collectively "BASKET GUARANTEES") described below: (i) if no Event of Default shall have occurred and be continuing, or would result therefrom, Basket Investments of up to an aggregate of $10,000,000, taking into account the repayment of any loans or advances comprising such Basket Investments, shall be permitted to be made, and
      (ii) if no Event of Default shall have occurred and be continuing, or would result therefrom, Basket Guarantees covering up to $5,000,000 aggregate principal amount of Indebtedness outstanding at any time, shall be permitted to be incurred.

      9.6. PREPAYMENTS AND REFINANCINGS OF OTHER DEBT, ETC. The Company will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of the Company or its Subsidiaries (other than the Obligations); PROVIDED that the Company or any Subsidiary may refinance or refund any such Indebtedness if the aggregate principal amount thereof is not increased and the weighted average life to maturity thereof (computed in accordance with standard financial practice) is not reduced by more than 10%.

      9.7. TOTAL INDEBTEDNESS/CONSOLIDATED EBITDA RATIO. The Company will not permit the ratio of (i) the amount of Total Indebtedness at the end of any fiscal quarter to (ii) Consolidated EBITDA for the Testing Period then ended, to exceed 3.00 to 1.00.

      9.8. TOTAL INDEBTEDNESS/TOTAL CAPITALIZATION RATIO.   The Company will not
at any time permit the ratio, expressed as a percentage, of (i) the amount of Total Indebtedness to (ii) the amount of Total Capitalization, to exceed 60.00% as of the end of any fiscal quarter ending on or prior to December 31, 1997, or 55.00% as of the end of any fiscal quarter thereafter.

      9.9. INTEREST COVERAGE RATIO. The Company will not permit its Interest Coverage Ratio for any Testing Period to be less than 2.50 to 1.00.

      9.10. MINIMUM CONSOLIDATED NET WORTH. The Company will not permit its Consolidated Net Worth at any time to be less than an amount equal to 90% of the sum of (x) the Company's Consolidated Net Worth at June 30, 1997, plus (y) the amount of capital contributed to the Company as contemplated by section 6.1(i)(3) which remains after any redemption of preferred stock referred to therein, EXCEPT that (i) effective as of the end of the Company's fiscal quarter ended September 30, 1997, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 50% of the consolidated



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




net income of the Company and its Subsidiaries for the fiscal quarter ended on such date, if any, without deduction for minority interests, as determined in conformity with GAAP (there being no reduction in the case of any such consolidated net income which reflects a deficit), and (ii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by (A) an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Company or the Parent after the Initial Borrowing Date (other than any sale or issuance to management or employees pursuant to employee benefit plans of general application), plus (B) the amount of any Indebtedness of the Parent or the Company or any of its Subsidiaries which after the Initial Borrowing Date is converted or exchanged for equity interests in the Parent, the Company or any of its Subsidiaries.

     9.11. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Company, any Subsidiary, and in the case of a Subsidiary, the Company or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT (i) loans, advances and investments permitted by section 9.5, (ii) sales of goods to an Affiliate for use or distribution outside the United States which in the good faith judgment of the Company complies with any applicable legal requirements of the Code, (iii) earn-out and similar payments pursuant to section 1.5 of the Stock Purchase Agreement dated as of November 29, 1995 (as in effect on the Effective Date), or (iv) agreements and transactions with and payments to officers, directors and shareholders (or any Affiliate thereof) which are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Company, and not prohibited by any of the provisions of this Agreement.

     9.12. LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or
(b) the ability of any such Subsidiary to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, or to make loans or advances to the Company or any of the Company's other Subsidiaries, or transfer any of its property or assets to the Company or any of the Company's other Subsidiaries, EXCEPT for such restrictions existing under or by reason of
(i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under section 9.3(j), (vi) restrictions contained in the Existing Indebtedness Agreements as in effect on the Effective Date and customary restrictions affecting only a Subsidiary of the Company under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to 9.4, (vii) any document relating to Indebtedness secured by a Lien permitted by section 9.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (viii) any operating lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

     9.13. LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. The Company will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction involving any individual property (or related group of properties as part of the same Sale and Lease-Back Transaction) having a Value over $5,000,000 unless either (a) the Company or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on such property pursuant to section 9.4(c), or (b) the Company shall voluntarily permanently reduce the Unutilized Total General Revolving Commitment by an amount at least equal to the Value of such Sale and Lease-Back Transaction.

     9.14. PLAN TERMINATIONS, MINIMUM FUNDING, ETC. The Company will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or plans so as to result in liability of the Company or any ERISA Affiliate to the PBGC in excess of $1,000,000 in the aggregate, (ii) permit to exist one or more events or conditions which



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




reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Company or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of $1,000,000 in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.


      SECTION 10. EVENTS OF DEFAULT.

      10.1. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

           (A) PAYMENTS: any Borrower shall (i) default in the payment when due of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

           (B) REPRESENTATIONS, ETC.: any representation or warranty made or deemed made by any Borrower or any other Credit Party in this Agreement or any other Credit Document, or by any Borrower or any other Credit Party in any document furnished pursuant hereto or thereto or otherwise in connection with the transactions contemplated hereby, shall prove to have been incorrect in any material respect on or as of the date as of which made, and as a result thereof, either (i) the condition (financial or otherwise), operations, business, assets, liabilities and affairs of the Company and its Subsidiaries, considered as an entirety, shall be materially and adversely different than the condition (financial or otherwise), operations, business, assets, liabilities and affairs of the Company and its Subsidiaries, considered as an entirety, as represented and warranted by the Company or any other Credit Party in this Agreement or any other Credit Document, or (ii) a Material Adverse Effect shall result from the matter as to which such representation or warranty was incorrect in any material respect; or

           (C) CERTAIN NEGATIVE COVENANTS: the Company shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 9.2 through 9.10, inclusive, or section 9.14, of this Agreement; or

           (D) OTHER COVENANTS: the Company shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of the Company obtaining actual knowledge of such default and
      (ii) the Company receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default " and to refer specifically to this paragraph); or

           (E) CROSS DEFAULT UNDER OTHER AGREEMENTS: the Company or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) owed to any Lender, or having an unpaid principal amount of $2,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or




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




           (F) OTHER CREDIT DOCUMENTS: the Subsidiary Guaranty or the Foreign Subsidiary Guaranty (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any payment obligation thereunder; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

           (G) JUDGMENTS: one or more judgments or decrees shall be entered against the Company and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not reserved its rights) of $1,000,000 or more in the aggregate for all such judgments and decrees for the Company and its Subsidiaries) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

           (H) BANKRUPTCY, ETC.: the Company or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Company or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Material Subsidiaries; or the Company or any of its Material Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Material Subsidiaries; or any such proceeding is commenced against the Company or any of its Material Subsidiaries to the extent such proceeding is consented by such person or remains undismissed for a period of 60 days; or the Company or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Material Subsidiaries suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate (or similar organizational) action is taken by the Company or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

           (I) ERISA:  (i) any of the events described in clauses (i) through
      (viii) of section 8.1(g) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect.

      10.2. ACCELERATION, ETC. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Borrower, except as otherwise specifically provided for in this Agreement (PROVIDED that, if an Event of Default specified in section 10.1(h) shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all obligations owing hereunder and thereunder to be,



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whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and (iv) direct the Company to pay (and the Company hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to any Borrower under section 10.1(h), it will pay) to the Administrative Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security for the Company's (and any Subsidiaries which are account parties) reimbursement obligations in respect thereof).

      10.3. APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

           (I) FIRST, to the payment of all expenses (to the extent not paid by the Borrowers) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses;

           (II) SECOND, to the payment PRO RATA of interest then accrued on the outstanding Loans;

           (III) THIRD, to the payment PRO RATA of any fees then accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the Loans or the Letter of Credit Outstandings;

           (IV) FOURTH, to the payment PRO RATA of (A) the principal balance then owing on the outstanding Loans, (B) the amounts then due under Designated Hedge Agreements to creditors of the Company or any Subsidiary, subject to confirmation by the Administrative Agent of any calculations of termination or other payment amounts being made in accordance with normal industry practice, and (C) the Stated Amount of the Letter of Credit Outstandings (to be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof);

           (V) FIFTH, to the payment to the Lenders of any amounts then accrued and unpaid under sections 2.10, 2.11 and 3.5 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA;

           (VI) SIXTH, to the payment PRO RATA of all other amounts owed by the Borrowers to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement or any other Credit Document, and to any counterparties under Designated Hedge Agreements of the Company and its Subsidiaries, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA; and

           (VII) FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.

      SECTION 11. THE ADMINISTRATIVE AGENT.

      11.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints KeyBank as Administrative Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes KeyBank as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary



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elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Company and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Company or any of its Subsidiaries.

     11.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

     11.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Company or any Subsidiary of the Company or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Company or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

     11.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to section 13.12, can only be effectuated with the consent of all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     11.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating




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that such notice is a "notice of default".  In the event that the
Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     11.6. NON-RELIANCE. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     11.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective General Revolving Loans and Unutilized General Revolving Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrowers, PROVIDED that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

     11.8. THE ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, its Subsidiaries and their Affiliates as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     11.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Lenders and the Company. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders subject to prior approval by the Company (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective



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upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     11.10. OTHER AGENTS. Any Lender identified herein as a Co-Agent, Syndication Agent, Documentation Agent, Managing Agent, Manager or any other corresponding title, other than "Administrative Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.


     SECTION 12. GUARANTY BY THE COMPANY.

     12.1. GUARANTY OF FOREIGN SUBSIDIARY BORROWINGS. The Company hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment by each Foreign Borrowing Subsidiary of all Indebtedness and other Obligations of each Foreign Borrowing Subsidiary incurred pursuant to this Agreement (collectively, the "GUARANTEED OBLIGATIONS"). Upon failure by any Foreign Borrowing Subsidiary to pay punctually any such amount, the Company shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.

     12.2. ADDITIONAL UNDERTAKING. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders that, should any amounts not be recoverable from the Company under section 12.1 for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Company as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents or any other applicable agreement or instrument.

     12.3. GUARANTY UNCONDITIONAL, ETC. The obligations of the Company under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

           (i) any extension, renewal, settlement, compromise, waiver or release in respect to any Guaranteed Obligation of any Foreign Borrowing Subsidiary under any agreement or instrument, by operation of law or otherwise;

           (ii) any modification or amendment of or supplement to this Agreement, any Note, any other Credit Document, or any agreement or instrument evidencing or relating to any Guaranteed Obligation;

           (iii) any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation of any Foreign Borrowing Subsidiary under any agreement or instrument evidencing or relating to any Guaranteed Obligation;

           (iv) any change in the corporate existence, structure or ownership of any Foreign Borrowing Subsidiary or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Foreign Borrowing Subsidiary or other Subsidiary or its assets or any resulting release or

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      discharge of any obligation of any Foreign Borrowing Subsidiary or other Subsidiary contained in any agreement or instrument evidencing or relating to any Guaranteed Obligation;

           (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Foreign Borrowing Subsidiary, the Administrative Agent, any Lender, any Affiliate of any Lender or any other person, whether in connection herewith or any unrelated transactions;

           (vi) any invalidity or unenforceability relating to or against any Foreign Borrowing Subsidiary for any reason of any agreement or instrument evidencing or relating to any Guaranteed Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by any Foreign Borrowing Subsidiary of any Guaranteed Obligations; or

           (vii) any other act or omission to act or delay of any kind by any Foreign Borrowing Subsidiary, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Company's obligations under this section.

      12.4. COMPANY OBLIGATIONS TO REMAIN IN EFFECT; RESTORATION. The Company's obligations under this section shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Guaranteed Obligations, and all other amounts payable by the Company, any Foreign Borrowing Subsidiary or other Subsidiary, under the Credit Documents or any other agreement or instrument evidencing or relating to any of the Guaranteed Obligations, shall have been paid in full. If at any time any payment of any of the Guaranteed Obligations of any Foreign Borrowing
Subsidiary in respect of any Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Foreign Borrowing Subsidiary, the Company's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

      12.5. WAIVER OF ACCEPTANCE, ETC. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Foreign Borrowing Subsidiary or any other person, or against any collateral or guaranty of any other person.

      12.6. SUBROGATION. Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Company shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any Foreign Borrowing Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Foreign Borrowing Subsidiary in respect thereof.

      12.7. EFFECT OF STAY. In the event that acceleration of the time for payment of any amount payable by any Foreign Borrowing Subsidiary under any Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of such Foreign Borrowing Subsidiary, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any Guaranteed Obligation shall nonetheless be payable by the Company under this section forthwith on demand by the Administrative Agent.

      SECTION 13. MISCELLANEOUS.

      13.1. PAYMENT OF EXPENSES ETC. The Company agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent), and of the Administrative Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and



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disbursements of counsel for the Administrative Agent and for each of the
Lenders and any allocated costs of internal counsel for any of the Lenders);
(ii) in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Company or any of its Subsidiaries, pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes; (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify each Lender, its officers, directors, employees, representatives and agents (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitment, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory authority having jurisdiction over it, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Company or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, if the Company or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Company or any of its Subsidiaries, in respect of any Real Property owned, leased or at any time operated by the Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     13.2. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Borrower against and on account of the Obligations and liabilities of the Borrowers (or any of them) to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to section 13.4(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     13.3. NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing
(including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, (a) if to any Borrower, to such Borrower at State Road 15 North, Milford, Indiana 46542, attention: Donald J. Steinhilber, Vice President & Chief Financial Officer (facsimile: (219) 658-4133); (b) if to any Lender at its address specified for such Lender on Annex I hereto; (c) if to the Administrative Agent, at its Notice Address; or (d) at such other address as shall be designated


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by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

     13.4. BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, PROVIDED that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution or any other "accredited investor" (as defined in SEC Regulation
D), PROVIDED that in the case of any such participation, (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto), (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement and (v) the Borrowers, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.10, 2.11 and 5.4 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, PROVIDED FURTHER, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of the Loans in which such participant is participating (it being understood that any waiver of the making of, or the application of any mandatory prepayment or the method of any application of any mandatory prepayment to the amortization of the Loans shall not constitute an extension of the final maturity date thereof), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment (or any component thereof), or a mandatory prepayment, shall not constitute a change in the terms of any Commitment) or (y) release any Credit Party from any obligations under the Subsidiary Guaranty, except in accordance with the explicit terms hereof or thereof, or (z) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement.

     (b) Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitments, which does not have to be PRO RATA among the Facilities, and its rights and obligations hereunder to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) which is not a Defaulting Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $7,000,000 in the aggregate for the assigning Lender or assigning Lenders in the case of assignments of General Revolving Loans and/or General Revolving Commitments, of its Loans and/or Commitments and its rights and obligations hereunder, which assignment does not have to be PRO RATA between the Facilities, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, PROVIDED that, (i) in the case of any assignment of a portion of the General Revolving Loans and/or General Revolving Commitments of a Lender, such Lender shall retain a minimum fixed portion thereof equal to at least $7,000,000, (ii) at the time of any such assignment Annex I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (iii) upon surrender of the old Notes, new Notes will be issued, at the Company's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.6 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iv) in the case of clause (y) only, the consent of the Administrative Agent and each Letter of Credit Issuer shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Lender Register maintained by it as provided herein. To the extent of any assignment pursuant to this section 13.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this section 13.4(b) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Company and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 13.4(b) would, at the time of such assignment, result in increased costs under section 2.10 from those being charged by the respective assigning Lender prior to such assignment, then the applicable Borrower shall not be obligated to pay such increased costs (although the applicable Borrower shall be obligated to any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this section 13.4(b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

     (c) Notwithstanding any other provisions of this section 13.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require any Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

     (d) Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 13.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, PROVIDED that subject to the preceding sections 13.4(a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

     13.5. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     13.6. PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at its Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

     (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 13.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

     13.7. CALCULATIONS: COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Lenders); PROVIDED, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

     (b) All computations of interest on Eurocurrency Loans and Money Market Rate Loans hereunder and all computations of Facility Fees, Letter of Credit Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days, and all computations of interest on Prime Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

     13.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Courts of the State of Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address for notices pursuant to section 13.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

     (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 13.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

     13.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

     13.10. EFFECTIVENESS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which each Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

     13.11. HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     13.12. AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated UNLESS such change, waiver, discharge or termination is in writing signed by the Borrowers and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby, (i) extend any interim or final maturity date provided for herein (including any extension of any interim maturity date to be effected in accordance with section 4.4 hereof) applicable to a Loan or a Commitment under a Facility (it being understood that any waiver of the making of, or application of any mandatory prepayment of or the method of application of any mandatory prepayment to, the amortization of, the Loans shall not constitute an extension of such final maturity thereof), reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of any mandatory prepayment or a mandatory reduction in the Total Commitment (or any component thereof) shall not constitute a change in the terms of any Commitment of any Lender), (ii) release the Company from any obligations as a guarantor of any of its Subsidiaries' obligations under any Credit Document, (iii) release any Credit Party from the Subsidiary Guaranty, except in connection with a transaction permitted by section 9.2(e), (iv) change the definition of the term "Change of Control" or any of the provisions of section 5.2(c) which are applicable upon a Change of Control, (v) change the definition of the term "Permitted
Acquisition" or any of the provisions of section 9.2(d) which are applicable to Permitted Acquisitions which would have the effect of depriving such Lender of its rights in connection with transactions described in clause (A) of such definition, (vi) amend, modify or waive any provision of this section 13.12, or section 11.7, 13.1, 13.4, 13.6 or 13.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required, (vii) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders, or
(viii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement. No provision of section 3 or 11 may be amended without the consent of (x) any Letter of Credit Issuer adversely affected thereby or (y) the Administrative Agent, respectively.

     13.13. SURVIVAL. All indemnities set forth herein including, without limitation, in section 2.10, 2.11, 3.5, 11.7 and 13.1, shall survive the execution and delivery of this Agreement and the making, prepayment and repayment of Loans.

     13.14. DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, PROVIDED that no Borrower shall be responsible for costs arising under section 2.10 resulting from any such transfer (other than a transfer pursuant to section 2.12) to the extent not otherwise applicable to such Lender prior to such transfer.

     13.15. CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Company or any Subsidiary in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any BONA FIDE transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (PROVIDED that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Borrowers with such prospective transferor Lender containing provisions substantially identical to those contained in this section 13.15), to its auditors, attorneys or as required or requested by any governmental agency or representative thereof or pursuant to legal process, PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and PROVIDED FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Company or any of its Subsidiaries. Each Borrower hereby agrees that the failure of a Lender to comply with the provisions of this section 13.15 shall not relieve any Borrower of any of the obligations to such Lender under this Agreement and the other Credit Documents.

     13.16. LENDER REGISTER. Each Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 13.16, to retain a copy of each Assignment Agreement delivered to and accepted by it and to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of such Lenders to such Borrower, the Loans made to such Borrower by each of such Lenders and each repayment or prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect such Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 13.4(b). Each Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 13.16. The Lender Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     13.17. LIMITATIONS ON LIABILITY OF THE LETTER OF CREDIT ISSUERS. The Company assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any Letter of Credit Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a Letter of Credit Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Company (or a Subsidiary which is the account party in respect of the Letter of Credit in question) shall have a claim against a Letter of Credit Issuer, and a Letter of Credit Issuer shall be liable to the Company (or such Subsidiary), to the extent of any direct, but not consequential, damages suffered by the Company (or such Subsidiary) which the Company (or such Subsidiary) proves were caused by (i) such Letter of Credit Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such Letter of Credit Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, a Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

     13.18. GENERAL LIMITATION OF LIABILITY. No claim may be made by any Borrower, any Lender, the Administrative Agent, any Letter of Credit Issuer or any other person against the Administrative Agent, any Letter of Credit Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each Borrower, each Lender, the Administrative Agent and each Letter of Credit Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     13.19. NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Company, to any of its Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.

     13.20. LENDERS AND ADMINISTRATIVE AGENT NOT FIDUCIARY TO COMPANY, ETC. The relationship among the Company and its Subsidiaries, on the one hand, and the Administrative Agent, each Letter of Credit Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative
Agent, each Letter of Credit Issuer and the Lenders have no fiduciary or other special relationship with the Company and its Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

     13.21. JUDGMENT CURRENCY. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any of the Notes in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at the Payment Office on the second Business Day preceding that on which final judgment is given.

     (b) The obligation of any Borrower in respect of any sum due in the Original Currency from it to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase U.S. Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent (as the case may be) in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be) in the Original Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to the applicable Borrower such excess.

     13.22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans and the issuance of Letters of Credit hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Company or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Company hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.


              [The balance of this page is intentionally blank;
             the following two signature pages are unnumbered.]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                    CTB, INC.



                                    BY:
                                       ----------------------------------------
                                          VICE PRESIDENT
                                          AND CHIEF FINANCIAL OFFICER


                                    CHORE-TIME BROCK HOLDING B. V.



                                    BY:
                                       ----------------------------------------
                                          MANAGING DIRECTOR


                                    KEYBANK NATIONAL ASSOCIATION,
                                          INDIVIDUALLY AS A LENDER
                                          AND AS A LETTER OF CREDIT ISSUER,
                                          AND IN ITS CAPACITY AS THE
                                          ADMINISTRATIVE AGENT



                                    BY:
                                       ----------------------------------------
                                          ASSISTANT VICE PRESIDENT

BANK ONE, INDIANA, NATIONAL         COOPERATIEVE CENTRALE
     ASSOCIATION                          RAIFFEISEN-BOERENLEEBANK B.A.,
                                    "RABOBANK NEDERLAND",
                                    NEW YORK BRANCH


BY:                                      BY:
   -----------------------------            ----------------------------------
     VICE PRESIDENT                      NAME:
                                         TITLE:


                                         BY:
                                            ----------------------------------
                                         NAME:
                                         TITLE:
COMERICA BANK


BY:
   -----------------------------
     VICE PRESIDENT



LASALLE NATIONAL BANK


BY:
   -----------------------------
     COMMERCIAL LOAN OFFICER



NBD BANK, N.A.


BY:
   -----------------------------
     VICE PRESIDENT

                                    ANNEX I

                           INFORMATION AS TO LENDERS

===============================================================================================================================
                                                                                                 EUROCURRENCY
   NAME OF LENDER         COMMITMENTS          DOMESTIC LENDING OFFICE                          LENDING OFFICE
-------------------------------------------------------------------------------------------------------------------------------
KeyBank National                           Key Center                          Key Center
Association                                127 Public Square                   127 Public Square
                       GENERAL REVOLVING   Cleveland, Ohio  44114-1306         Cleveland, Ohio  44114-1306
                       COMMITMENT:
                                           NOTICES:                            EUROCURRENCY LENDING OFFICES AND PAYMENT
                       $22,666,667         [use above address]                 OFFICES FOR EUROCURRENCY LOANS DENOMINATED IN
                                           Attention: Large Corporate Group    AN ALTERNATIVE CURRENCY:
                       SWING LINE          Facsimile: (216) 689-4981
                       REVOLVING                                               DEUTSCHE MARKS:
                       COMMITMENT:         PRIMARY CONTACT:                    Dresdner Bank A.G.
                                           Matthew P. Tuohey                   Juergen Ponto Platz 1
                       $5,000,000          Assistant Vice President            D-6000 Frankfurt 11, Germany
                                           Telephone: (216) 689-0598           Account No. 499 08 184 227
                                                                               Swift Address: DRESDEFF
                                           CONTACT FOR BORROWINGS,             Account Name: KEYBANK NATIONAL ASSOCIATION,
                                           PAYMENTS, ETC.:                     CLEVELAND, OH
                                           Sandy Wilder
                                           Telephone: (216) 689-4448           FRENCH FRANCS:
                                           Facsimile: (216) 689-4981           Banque Nationale de Paris S.A.
                                                                               Boulevard des Italiens 16
                                           WIRING INFORMATION:                 75450 Paris Cedex 09 France
                                                                               Centre d'Operations Avec L'Etranger
                                           ABA # 041 001 039                   Bank Code 30004
                                           Account of CTB, Inc.                Branch Code 00897
                                                                               Account No. 040033610
                                                                               Swift Address: BNPAFRPP
                                                                               Account Name: KEYBANK NATIONAL ASSOCIATION,
                                                                               CLEVELAND, OH

                                                                               POUNDS STERLING:
                                                                               Royal Bank of Scotland
                                                                               Correspondent Banking Branch
                                                                               P.O. box 450
                                                                               5-10 Great Tower Street
                                                                               London ec3P 3HX England
                                                                               Sort Code: 160034
                                                                               Account No. 12291629
                                                                               Swift Address: RBOSGB2L
                                                                               Account Name: KEYBANK NATIONAL ASSOCIATION,
                                                                               CLEVELAND, OH

                                                                               DUTCH GUILDERS:
                                                                               ABN AMRO Bank N. V.
                                                                               Vijzelstraat 32
                                                                               1017HL Amsterdam, The Netherlands
                                                                               Account No. 540433845
                                                                               Swift Address: ABNANL2A
                                                                               Account Name: KEYBANK NATIONAL ASSOCIATION,
                                                                               CLEVELAND, OH
-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================
                                                                                                 EUROCURRENCY
   NAME OF LENDER         COMMITMENTS          DOMESTIC LENDING OFFICE                          LENDING OFFICE
-------------------------------------------------------------------------------------------------------------------------------
Bank One, Indiana,                           Bank One, Indiana,                Bank One, Indiana,
National Association                           National Association              National Association
                       GENERAL REVOLVING     111 Monument Circle               111 Monument Circle
                       COMMITMENT:           Suite 1911                        Suite 1911
                       $14,666,667           Indianapolis, Indiana 46277-0119  Indianapolis, Indiana 46277-0119

                                             NOTICES:
                                             [use above address]               EUROCURRENCY LENDING OFFICES AND PAYMENT
                                             Facsimile: (317) 321-8830         OFFICES FOR EUROCURRENCY LOANS DENOMINATED IN
                                                                               AN ALTERNATIVE CURRENCY:
                                             PRIMARY CONTACTS:
                                             D. Kelly Queisser                 FRENCH FRANCS (FRF):
                                             Vice President                    Societe Generale
                                             Telephone: (317) 321-8226         SWIFT CODE: SOGEFRPP
                                                                               For account of Bank One, Indiana
                                             BACK-UP CONTACT:                  Account No. 001014420860
                                             Emily Martidis
                                             Portfolio Manager                 DEUTSCHE MARKS (DEM):
                                             Telephone: (317) 321-2773         Dresdner Bank
                                                                               SWIFT CODE: DRESDEFF
                                             CONTACT FOR BORROWINGS,           For account of Bank One, Indiana
                                             PAYMENTS, ETC.:                   Account No. 8.183.478.00
                                             Shelia Goodwin
                                             Telephone: (317) 321-8241         DUTCH GUILDERS (NLG):
                                             Facsimile: (317) 321-8830         ABN-AMRO BANK
                                                                               SWIFT CODE: ABNANL2A
                                             WIRING INFORMATION:               For account of Bank One, Indiana
                                             ABA # 074 0000 10                 Account No. 540433470
                                             Reference:  CTB, Inc.
                                                                               ENGLISH POUNDS (GBP):
                                                                               Lloyd's Bank
                                                                               SWIFT CODE: LOYDGB2L
                                                                               For account of Bank One, Indiana
                                                                               Account No. 01080807
-------------------------------------------------------------------------------------------------------------------------------
Comerica Bank                                Comerica Bank                     Comerica Bank
                                             Comerica Tower at Detroit Center  Comerica Tower at Detroit Center
                       GENERAL REVOLVING     500 Woodward                      500 Woodward
                       COMMITMENT:           9th Floor                         9th Floor
                                             Detroit, Michigan 48226-3269      Detroit, Michigan 48226-3269
                       $12,333,333
                                             NOTICES:
                                             [use above address]               EUROCURRENCY LENDING OFFICES AND PAYMENT
                                             Facsimile: (313) 222-9516         OFFICES FOR EUROCURRENCY LOANS DENOMINATED IN
                                                                               AN ALTERNATIVE CURRENCY:
                                             PRIMARY CONTACTS:
                                             Philip A. Coosaia                 DUTCH GUILDERS - NLG:
                                             Vice President                    ABN-AMRO Bank, Amsterdam
                                             Telephone: (313) 222-7044         SWIFT Code - ABNANL2A
                                                                               Account # 540434299
                                             CONTACT FOR BORROWINGS,
                                             PAYMENTS, ETC.:                   GERMAN MARKS - DEM:
                                                                               Deutsche Bank AG-Frankfurt
                                                                               SWIFT Code - DEUTDEFF
                                                                               Account # 100.9586355.0000

                                             WIRING INFORMATION:               ENGLISH POUNDS - GBP:
                                                                               Barclays Bank
                                             ABA #                             SWIFT Code - BARCGB22
                                             Reference:  CTB, Inc.             Account # 00789887

                                                                               FRENCH FRANCS - FRF:
                                                                               Banque Nationale de Paris, Paris
                                                                               SWIFT Code - BNPAFRPP
                                                                               Account # 40030409
-------------------------------------------------------------------------------------------------------------------------------

============================================================================================================================
                                                                                         EUROCURRENCY
   NAME OF LENDER         COMMITMENTS         DOMESTIC LENDING OFFICE                   LENDING OFFICE
----------------------------------------------------------------------------------------------------------------------------
LaSalle National Bank  GENERAL REVOLVING     LaSalle National Bank             LaSalle National Bank
                       COMMITMENT:           One American Square               One American Square
                       $14,000,000           Suite 2215                        Suite 2215
                                             Indianapolis, Indiana 46282       Indianapolis, Indiana 46282

                                             NOTICES:                          EUROCURRENCY LENDING OFFICES AND PAYMENT
                                             [use above address]               OFFICES FOR EUROCURRENCY LOANS DENOMINATED IN
                                             Facsimile: (317) 756-7021         AN ALTERNATIVE CURRENCY:

                                             PRIMARY CONTACTS:                 DUTCH GUILDERS (NLG):
                                             Wesley Jost                       ABN AMRO Bank, Amsterdam
                                             Commercial Loan Officer           SWIFT CODE: ABNANL2A
                                             Telephone: (317) 756-7011         For account of LaSalle National Bank
                                                                               Account No. 540433918
                                             CONTACT FOR BORROWINGS,
                                             PAYMENTS, ETC.:                   GERMAN MARKS (DEM):
                                                                               ABN AMRO Bank, Frankfurt
                                                                               SWIFT CODE: ABNADEFFFRA
                                                                               For account of LaSalle National Bank
                                                                               Account No. 56.01.992/002

                                             WIRING INFORMATION:               ENGLISH POUNDS (GBP):
                                                                               ABN AMRO Bank, London
                                             ABA # 07 1000 505                 SWIFT CODE: ABNAGB2L
                                             Reference:  CTB, Inc.             For account of LaSalle National Bank
                                                                               Account No. 909904

                                                                               FRENCH FRANCS (FRF):
                                                                               Banque de Neuflize, Schlumberger Mallet, Paris
                                                                               SWIFT CODE: NSMBFRPP
                                                                               For account of LaSalle National Bank
                                                                               Account No. 00-12040-12882-00
----------------------------------------------------------------------------------------------------------------------------

                                       3

============================================================================================================================
                                                                                         EUROCURRENCY
   NAME OF LENDER      COMMITMENTS         DOMESTIC LENDING OFFICE                     LENDING OFFICE
----------------------------------------------------------------------------------------------------------------------------
NBD Bank, N.A.         GENERAL REVOLVING     NBD Bank, N.A.                    NBD Bank, N.A.
                       COMMITMENT:           One Indiana Square                One Indiana Square
                                             Suite 7028                        Suite 7028
                       $12,333,333           Indianapolis, Indiana 46266       Indianapolis, Indiana 46266

                                             NOTICES:                          EUROCURRENCY LENDING OFFICES AND PAYMENT
                                             [use above address]               OFFICES FOR EUROCURRENCY LOANS DENOMINATED IN
                                             Facsimile: (317) 266-6042         AN ALTERNATIVE CURRENCY:

                                             PRIMARY CONTACTS:                 DUTCH GUILDERS (NLG):
                                             Stephen V. Buchanan               Ing Bank
                                             Vice President                    Herengracht 580
                                             Telephone: (317) 266-6885         Amsterdam, The Netherlands
                                                                               Account No.: 0053500008
                                             CONTACT FOR BORROWINGS,           SWIFT Address: INGBNL2A
                                             PAYMENTS, ETC.:
                                             Myrl Merriweather                 GERMAN MARKS (DEM):
                                             Telephone: (317) 266-4021         Swiss Bank Corporation/Schweizersher
                                             Facsimile: (317)266-6042          Bankverein Deutschland
                                                                               Ulmentrasse 30 (D-6000)
                                             WIRING INFORMATION:               Frankfurt, Germany
                                                                               Account No.: 111550-5005
                                             ABA # 074 0000 52                 SWIFT Address: SBCODEFF
                                             Reference:  CTB, Inc.
                                                                               FRENCH FRANCS:
                                                                               Credit Commerciale de France
                                                                               103 Avenue des Champes-Elysess
                                                                               Paris, France
                                                                               Account No.: 00203501611
                                                                               SWIFT Address: CCFRFRPP

                                                                               POUNDS STERLING (GBP):
                                                                               Midland Bank PLC - London
                                                                               International Division
                                                                               london, England
                                                                               Account No.: 35202851

                                                                               EUROPEAN CURRENCY UNITS (ECUS):
                                                                               Kreditbank N.V. Brussels
                                                                               Arenbergtraat 7
                                                                               Brussels, Belgium
                                                                               Account No.: 480-9179897-19
                                                                               SWIFT Address: KREDBEBB
----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================
                                                                                    EUROCURRENCY
   NAME OF LENDER       COMMITMENTS            DOMESTIC LENDING OFFICE             LENDING OFFICE
-----------------------------------------------------------------------------------------------------------------------------
Rabobank Nederland,                          Rabobank Nederland,                   Rabobank Nederland,
New York Branch                              New York Branch                       New York Branch
                       GENERAL REVOLVING     245 Park Avenue                       245 Park Avenue
                       COMMITMENT:           New York, New York 10167-0062         New York, New York 10167-0062

                       $14,000,000           Tax ID No. 13-3036591                 EUROCURRENCY LENDING OFFICES AND PAYMENT
                                                                                   OFFICES FOR EUROCURRENCY LOANS DENOMINATED
                                             NOTICES:                              IN AN ALTERNATIVE CURRENCY:
                                             Rabobank Nederland
                                             300 South Wacker Drive                DUTCH GUILDERS (NLG):
                                             Chicago, Illinois 60606               Rabobank Nederland, Utrecht
                                             Facsimile: (312) 408-8240             SWIFT CODE: RABONL2U
                                                                                   Account No. 3908.17.333
                                             PRIMARY CONTACTS:
                                             Michael J. Butz                       GERMAN MARKS (DEM):
                                             Vice President                        Rabobank Deutscheland, Frankfurt
                                             Telephone: (312) 408-8209             SWIFT CODE: RABODEFF
                                                                                   Account No. 603-93775
                                             LEGAL DOCUMENTS TO:
                                             Andrew L. Sherman                     ENGLISH POUNDS (GBP):
                                             Counsel                               Rabobank UK London Office
                                             Legal and Tax Department              SWIFT CODE: RABOGB2L
                                             Rabobank Nederland,                   Account No. 1429957021
                                             New York Branch
                                             245 Park Avenue                       FRENCH FRANCS (FRF):
                                             New York, New York 10167-0062         Rabobank France, Paris
                                             Telephone: (212) 808-2513             SWIFT CODE: RABOFRPP
                                             Facsimile: (212) 916-7880             Account No. 1019230100

                                             CONTACT FOR BORROWINGS,
                                             PAYMENTS, ETC.:
                                             Debra Rivers
                                             Telephone: (212) 916-7845
                                             Madeline Ricci
                                             Telephone: (212) 916-7994
                                             Corporate Services
                                             Rabobank Nederland,
                                             New York Branch
                                             245 Park Avenue
                                             New York, New York 10167-0062
                                             Facsimile: (212) 916-7930

                                             WIRING INFORMATION:
                                             The Bank of New York
                                             New York, NY 10167
                                             ABA # 021 0000 18
                                             For a/c Rabobank Nederland
                                             a/c no. 802 6002 533
                                             Reference:  CTB, Inc.
                                             Attn.: Debra Rivers
----------------------------------------------------------------------------------------------------------------------------

                                   ANNEX II

                        INFORMATION AS TO SUBSIDIARIES
                           (as of August 15, 1997)

==================================================================================================
                                             JURISDICTION/      NUMBER OF            RECORD
                                                DATE OF          SHARES             OWNER OF
        NAME                  FORM           ORGANIZATION      OUTSTANDING           SHARES
===================================================================================================
CTB Credit            Corporation           Indiana               100          CTB, Inc., as to
Corporation                                 8-30-82                            100% of outstanding
                                                                               shares
---------------------------------------------------------------------------------------------------
CBT Sales             Corporation           St. Thomas, Virgin    100          CTB, Inc., as to
Corporation                                 Islands                            100% of outstanding
                                            10-23-86                           shares
---------------------------------------------------------------------------------------------------
Chore-Time            Corporation           Texas                 1000         CTB, Inc., as to
Texas, Inc.                                 2-4-93                             100% of outstanding
                                                                               shares
---------------------------------------------------------------------------------------------------
Chore-Time Brock      Private Company       The Netherlands       400          CTB, Inc., as to
B.V.                  Limited Liability     10-22-91                           100% of outstanding
                      (foreign)                                                shares
---------------------------------------------------------------------------------------------------
Chore-Time Brock      Private Company       The Netherlands       2,000        CTB, Inc., as to
Holding B.V.          Limited Liability     4-28-97                            100% of outstanding
                      (foreign)                                                shares
---------------------------------------------------------------------------------------------------
Chore-Time Brock      Limitada--            Parana, Brazil                     CTB, Inc.
Ltda.                 Private Company       9-11-96               N/A          (99.9% of Quotas)
                      Limited Liability
                      (foreign)
---------------------------------------------------------------------------------------------------
Fancom Holding B.V.   Dutch Private         The Netherlands       1,257,000    Chore-Time Brock
                      Company with          12-29-95                           Holding B.V., as to
                      Limited Liability                                        100% of outstanding
                                                                               shares
---------------------------------------------------------------------------------------------------
Fancom B.V.           Dutch Private         The Netherlands       2,000        Fancom Holding
                      Company with          6-10-74                            B.V., as to 100% of
                      Limited Liability                                        outstanding shares
===================================================================================================


                                  ANNEX III

                     DESCRIPTION OF EXISTING INDEBTEDNESS

1. Credit Agreement among CTB, Inc., KeyBank, N.A. and other Lenders, dated December 22, 1995 as amended for $126,000,000, to be terminated as of the Initial Borrowing Date.

2. Unadvised foreign exchange trading facilities to facilitate foreign exchange with LaSalle National Bank in the aggregate of $1,200,000, Bank One in the aggregate of $2,000,000 and KeyBank NA in the aggregate of $3,000,000.

     Foreign exchange transactions create a certain degree of credit risk in addition to political and economic risk. In order to expedite approval of credit exposure, preapproval is given for settlement (transaction) and outstanding limits. No documentation of these approved units is required because each transaction is evidenced by a "Foreign Exchange Confirmation of Trade" which specifies the responsibilities of each party to the transaction.

3. Indebtedness of the Company owed to Chore-Time Texas, Inc. in the ordinary course of business, at June 30, 1997 this amount was $4,190.

4.   Indebtedness of Subsidiaries to the Company at June 30, 1997:

     Chore-Time Brock B.V.           $1,921,978
     Chore-Time Brock Ltda.  $1,412,114
     CTB Credit Corporation  $2,857,979
     CTB Sales Corporation           $1,106,505
                                     ----------
                                     $7,298,576

5. Indebtedness of Fancom Holding B.V. (through Fancom B.V. and Masterfan Ventilatie B.V.) of approximately $5,402,000 (NLG 10,617,114), including both term debt and revolving credit (overdraft) facility as follows (amounts shown in NLG):

===================================================================================
Loan Number              Amount Available   Amount Outstanding  Final Maturity Date
-----------------------------------------------------------------------------------
40.66.25.700 (ABN)                          208,390             9/1/2003
-----------------------------------------------------------------------------------
43.09.88.974 (ABN)                          343,750             12/1/2001
-----------------------------------------------------------------------------------
41.21.07.023 (ABN)                          225,000             3/1/1999
-----------------------------------------------------------------------------------
48.88.32.160 (ABN)                          310,000             3/1/2005
-----------------------------------------------------------------------------------
61.89.79.697 (ABN)                          7,500,000           1/1/2001
-----------------------------------------------------------------------------------
EURL (Fancom) (BNP)                         62,969
-----------------------------------------------------------------------------------
Capital lease (FMN)                         51,005              1/31/1998
-----------------------------------------------------------------------------------
Revolving credit (ABN)   3,500,000          1,916,000
===================================================================================

6. None other than accounts payable, accrued liabilities and deferred income taxes incurred in the ordinary course of business.

                              [End of Annex III]

                                   ANNEX IV

                        DESCRIPTION OF EXISTING LIENS

===============================================================================
Debtor                Secured Party         Location     Collateral Description
-------------------------------------------------------------------------------
Fancom B.V. &         ABN AMRO              Netherlands  first mortgage on
Masterfan                                                land & buildings in
Ventilatie                                               Panningen, Netherlands

                                                         first lien on all
                                                         inventory and
                                                         accounts receivable
-------------------------------------------------------------------------------
EURL Fancom           Banque Nationale de   France       first mortgage on
                      Paris, France                      land and building
===============================================================================

No other material liens other than those otherwise permitted under section 9.3.

                                   ANNEX V

     DESCRIPTION OF EXISTING ADVANCES, LOANS, INVESTMENTS AND GUARANTEES
                            (AS OF JUNE 30, 1997)


      1. Prior to final Purchase Accounting treatment related to the Company's acquisition of Fancom Holding B.V., Company has an investment and loan in Chore-Time Brock Holding B.V. of $12,992,366.

      2.   Company investment in Chore Time Brock Ltda of $250,000.

      3.   Company investment in Chore Time Brock B.V. of $19,708.

      4. Loans to Foreign Subsidiaries of $3,334,092 (see Annex III referring to Chore Time Brock Ltda and Chore Time Brock B.V.)

      5. Employee receivables of $73,057 (including a loan of NLG 100,000 to the Managing Director of Fancom B.V.).

      6. No other material advances, loans, investments and guarantees other than those otherwise permitted under section 9.5.

                                   ANNEX VI

             DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED UNDER
                             THE CREDIT AGREEMENT

===============================================================================
     LETTER OF           ORIGINAL     DATE AND NO./                EXPIRATION
   CREDIT ISSUER        APPLICANT      BENEFICIARY       AMOUNT       DATE
-------------------------------------------------------------------------------
KeyBank National      CTB, Inc.        Buhler, Inc.     $125,000    4/21/98
Association
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

                                 EXHIBIT A-1


                            GENERAL REVOLVING NOTE


                                                                Cleveland, Ohio
                                                                _________, 1997

     FOR VALUE RECEIVED, the undersigned ________________, a [company] [corporation] organized under the laws of _____________ (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of ______________ (the "LENDER"), in lawful money of the United States of America, in the case of General Revolving Loans denominated in Dollars, or in the Alternative Currency, in the case of General Revolving Loans denominated in such Alternative Currency (such terms and certain other terms used herein without definition shall have the meanings ascribed thereto in the Agreement referred to below), in immediately available funds, at the applicable Payment Office of KeyBank National Association (the "ADMINISTRATIVE AGENT"), on the Maturity Date, the aggregate principal amount of all General Revolving Loans made by the Lender to the Borrower pursuant to the Agreement.

     The Borrower promises also to pay interest on the unpaid principal amount of each General Revolving Loan made by the Lender to the Borrower at said office from the date hereof until paid at the rates and at the times provided in section 2.8 of the Agreement and in Dollars (in the case of General Revolving Loans denominated in Dollars) or an Alternative Currency (in the case of General Revolving Loans denominated in such Alternative Currency).

     This Note is one of the General Revolving Notes referred to in the Credit Agreement, dated as of August 15, 1997, among the Borrower, the other Borrowers named therein, the financial institutions from time to time party thereto (including the Lender), and KeyBank National Association, as Administrative Agent (as from time to time in effect, the "AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Agreement, this Note is subject to mandatory prepayment prior to the Maturity Date, in whole or in part.

     In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO, UNITED STATES OF AMERICA.


                                                [NAME OF BORROWER]


                                                By:
                                                   ----------------------------
                                                        Title:

                       LOANS AND PAYMENTS OF PRINCIPAL

===============================================================================
                 CURRENCY                              AMOUNT
                   AND                                   OF
    DATE         AMOUNT       TYPE                    PRINCIPAL       UNPAID
     OF            OF          OF        INTEREST      PAID OR       PRINCIPAL
  NOTATION        LOAN        LOAN        PERIOD       PREPAID        BALANCE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

                                 EXHIBIT A-2


                          SWING LINE REVOLVING NOTE


U.S.$________________                                           Cleveland, Ohio
                                                                _________, 1997

     FOR VALUE RECEIVED, the undersigned CTB, INC., an Indiana corporation (herein, together with its successors and assigns, the "BORROWER"), hereby promises to pay to the order of _________________________ (the "LENDER"), in lawful money of the United States of America in immediately available funds, at the applicable Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Agreement referred to below) of KeyBank National Association (the "ADMINISTRATIVE
AGENT"), the principal sum of ________________ DOLLARS ($        ) or, if less,
the then unpaid principal amount of all Swing Line Revolving Loans made by the Lender to the Borrower pursuant to the Agreement. The Borrower will pay the principal amount of any Swing Line Revolving Loan on the maturity date specified therefor in the Notice of Borrowing relating thereto, which maturity date shall in no event be more than one month following the date such Swing Line Revolving Loan was made.

     The Borrower promises also to pay interest on the unpaid principal amount of each Swing Line Revolving Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in section 2.8 of the Agreement.

     This Note is one of the Notes referred to in the Credit Agreement, dated as of August 15, 1997, among the Borrower, the other Borrowers named therein, the financial institutions from time to time party thereto (including the Lender), and KeyBank National Association, as Administrative Agent (as from time to time in effect, the "AGREEMENT"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to mandatory prepayment prior to the maturity date of any Swing Line Revolving Loan, in whole or in part.

     In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.


                                    CTB, INC.


                                    By:
                                       ----------------------------------
                                           Vice President &
                                           Chief Financial Officer

                       LOANS AND PAYMENTS OF PRINCIPAL

=========================================================================================
                                                       AMOUNT
                            TYPE OF                      OF
    DATE         AMOUNT     LOAN/OR                   PRINCIPAL       UNPAID
     OF            OF       INTEREST                   PAID OR       PRINCIPAL    MADE
  NOTATION        LOAN        RATE       MATURITY      PREPAID        BALANCE      BY
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

=========================================================================================

                                 EXHIBIT B-1

                             NOTICE OF BORROWING

                                                                     [Date]

KeyBank National Association,
     as Administrative Agent for the Lenders party to the Credit Agreement referred to below
127 Public Square
Cleveland, Ohio 44114
     Attention: Large Corporate Group


     Re:  Notice of Borrowing under Credit Agreement,
          dated as of August 15, 1997, to which CTB, Inc.
          is a party
          -----------------------------------------------


Ladies and Gentlemen:

     The undersigned, CTB, Inc. (the "COMPANY"), refers to the Credit Agreement, dated as of August 15, 1997 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Company, the other Borrowers named therein, the financial institutions from time to time party thereto (the "LENDERS"), and KeyBank National Association, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.3(a) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Borrowing (collectively the "PROPOSED BORROWING") as required by section 2.3(a) of the Credit Agreement.

     The Company hereby specifies that the Proposed Borrowing will consist of Loans as indicated in the schedule attached hereto.

     The Company hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

           (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

           (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                            Very truly yours,

                                            CTB, INC.


                                            By:
                                               --------------------------------
                                                      Title:

                               BORROWING SCHEDULE


PROPOSED BORROWING #1:

NAME OF BORROWER: __________________

=============================================================================================
 BUSINESS DAY                                                               INTEREST PERIOD
      OF                                                    AGGREGATE        IF LOANS ARE
   PROPOSED                                TYPE OF            AMOUNT         EUROCURRENCY
  BORROWING           FACILITY              LOANS            OF LOANS           LOANS
---------------------------------------------------------------------------------------------
______, 19____  General Revolving     Prime Rate Loans                     One Month
                Loans
                                      Eurocurrency Loans    $____________  Two Months

                Swing Line            Money Market Rate                    Three Months
                Revolving Loans       Loans with rate of
                                      interest of ___%      Alternative    Six Months
                                      and maturity of       Currency and
                                      ____ days               Amount:        [Circle one of
                                                                                 above]
                 [Circle one of         [Circle and/or      -------------
                    above]               complete one of
                                           above]           [Complete one
                                                               of above]
=============================================================================================


PROPOSED BORROWING #2:

NAME OF BORROWER: __________________


============================================================================================
 BUSINESS DAY                                                             INTEREST PERIOD
      OF                                                    AGGREGATE       IF LOANS ARE
   PROPOSED                                TYPE OF           AMOUNT         EUROCURRENCY
  BORROWING           FACILITY              LOANS           OF LOANS           LOANS
--------------------------------------------------------------------------------------------
                General Revolving     Prime Rate Loans                     One Month
______, 19____  Loans
                                      Eurocurrency Loans    $____________  Two Months

                Swing Line Revolving  Money Market Rate                    Three Months
                Loans                 Loans with rate of    Alternative
                                      interest of ___%      Currency and   Six Months
                                      and maturity of          Amount:
                                      ____ days                             [Circle one of
                                                                              above]
                 [Circle one of       [Circle and/or        __________
                    above]             complete one of
                                          above]             [Complete one
                                                                of above]
============================================================================================

PROPOSED BORROWING #3:

NAME OF BORROWER: __________________


=============================================================================================
 BUSINESS DAY                                                              INTEREST PERIOD
      OF                                                    AGGREGATE        IF LOANS ARE
   PROPOSED                           TYPE OF                AMOUNT          EUROCURRENCY
  BORROWING           FACILITY         LOANS                OF LOANS           LOANS
---------------------------------------------------------------------------------------------
                General Revolving     Prime Rate Loans                     One Month
______, 19____  Loans

                                      Eurocurrency Loans    $____________  Two Months

                Swing Line            Money Market Rate                    Three Months
                Revolving Loans       Loans with rate of    Alternative
                                      interest of ___%      Currency and   Six Months
                                      and maturity of          Amount:
                                      ____ days                            [Circle one of
                                                                              above]
                  [Circle one of     [Circle and/or        __________
                      above]          complete one of
                                      above]                [Complete one
                                                               of above]

=============================================================================================



PROPOSED BORROWING #4:

NAME OF BORROWER: __________________


=============================================================================================
 BUSINESS DAY                                                             INTEREST PERIOD
      OF                                                    AGGREGATE      IF LOANS ARE
   PROPOSED                           TYPE OF                AMOUNT        EUROCURRENCY
  BORROWING           FACILITY         LOANS                OF LOANS          LOANS
---------------------------------------------------------------------------------------------
______, 19____  General Revolving     Prime Rate Loans                     One Month
                Loans
                                      Eurocurrency Loans    $____________  Two Months

                Swing Line            Money Market Rate                    Three Months
                Revolving Loans       Loans with rate of    Alternative
                                      interest of ___%      Currency and   Six Months
                                      and maturity of         Amount:
                                      ____ days                            [Circle one of
                                                                              above]
                   [Circle one of     [Circle and/or        __________
                      above]          complete one of
                                      above]                [Complete one
                                                            of above]
=============================================================================================

                                 EXHIBIT B-2

                             NOTICE OF CONVERSION

                                                           [Date]

KeyBank National Association,
     as Administrative Agent for the Lenders party to the Credit Agreement referred to below
127 Public Square
Cleveland, Ohio 44114
     Attention: Large Corporate Group


     Re:  Notice of Conversion under Credit Agreement,
          dated as of August 15, 1997, to which CTB, Inc.
          is a party
          -----------------------------------------------

Ladies and Gentlemen:

     The undersigned, CTB, Inc. (the "COMPANY"), refers to the Credit Agreement, dated as of August 15, 1997 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Company, the other Borrowers named therein, the financial institutions from time to time party thereto (the "LENDERS"), and KeyBank National Association, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.7(a) of the Credit Agreement, that the Company hereby requests one or more conversions of General Revolving Loans denominated in Dollars of one Type into General Revolving Loans of another Type, pursuant to section 2.7(a) of the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such conversion.



                                     Very truly yours,

                                     CTB, INC.


                                     By:
                                        --------------------------------------
                                            Title:

                              CONVERSION SCHEDULE



PROPOSED CONVERSION #1
     [OF THE LOANS DESCRIBED IN THE FIRST TABLE BELOW
     INTO LOANS DESCRIBED IN THE SECOND TABLE BELOW]

     NAME OF APPLICABLE BORROWER: ___________________



===============================================================================
       DATE                                                INTEREST PERIOD
        OF                              AGGREGATE AMOUNT    IF LOANS ARE
      LOANS           TYPE OF LOANS         OF LOANS      EUROCURRENCY LOANS
-------------------------------------------------------------------------------
                    Prime Rate Loans                      One Month
__________, 19____
                    Eurocurrency Loans  $_____________    Two Months

                                                          Three Months
                      [Circle One of
                         Above]                           Six Months

                                                             [Circle one of
                                                                above]
==============================================================================


===============================================================================
       DATE                                                INTEREST PERIOD
        OF                              AGGREGATE AMOUNT    IF LOANS ARE
      LOANS           TYPE OF LOANS        OF LOANS       EUROCURRENCY LOANS
-------------------------------------------------------------------------------
                    Prime Rate Loans                      One Month
__________, 19____
                    Eurocurrency Loans  $____________     Two Months

                                                          Three Months
                        [Circle One of
                           Above]                         Six Months

                                                             [Circle one of
                                                                above]
===============================================================================

PROPOSED CONVERSION #2
     [OF THE LOANS DESCRIBED IN THE FIRST TABLE BELOW
     INTO LOANS DESCRIBED IN THE SECOND TABLE BELOW]

     NAME OF APPLICABLE BORROWER: ___________________



===============================================================================
       DATE                                                INTEREST PERIOD
        OF                              AGGREGATE AMOUNT    IF LOANS ARE
      LOANS           TYPE OF LOANS        OF LOANS       EUROCURRENCY LOANS
-------------------------------------------------------------------------------
                    Prime Rate Loans                      One Month
__________, 19____
                    Eurocurrency       $_____________     Two Months
                    Loans
                                                          Three Months
                      [Circle One of
                        Above]                            Six Months

                                                            [Circle one of
                                                               above]
===============================================================================


===============================================================================
       DATE                                                INTEREST PERIOD
        OF                              AGGREGATE AMOUNT    IF LOANS ARE
      LOANS           TYPE OF LOANS        OF LOANS       EUROCURRENCY LOANS
-------------------------------------------------------------------------------
                    Prime Rate Loans                      One Month
__________, 19____
                    Eurocurrency        $_____________    Two Months
                    Loans
                                                          Three Months
                       [Circle One of
                          Above]                          Six Months

                                                             [Circle one of
                                                                above]
===============================================================================

                                  EXHIBIT B-3



                            LETTER OF CREDIT REQUEST

No. ______________1

                                                             Dated  __________2


KeyBank National Association,
     as Administrative Agent for the Lenders party to the Credit Agreement referred to below
127 Public Square
Cleveland, Ohio 44114
     Attention: Large Corporate Group


[Insert Name of applicable Letter
of Credit Issuer, if other than
KeyBank National Association]


     Re:  Letter of Credit Request under Credit Agreement,
          dated as of August 15, 1997, to which CTB, Inc.
          is a party
          ------------------------------------------------


Ladies and Gentlemen:

     The undersigned, CTB, Inc. (the "COMPANY"), refers to the Credit Agreement, dated as of August 15, 1997 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT", the capitalized terms defined therein being used herein as therein defined), among the Company, the other Borrowers named therein, the financial institutions from time to time party thereto (the "LENDERS"), and KeyBank National Association, as Administrative Agent for such Lenders.

     The Company hereby requests that _______________, as a Letter of Credit Issuer, issue a Letter of Credit on __________, 199_ (the "DATE OF ISSUANCE") in the aggregate amount of [U.S.$_______] [amount in specified Alternative Currency], for the account of ____________________.

     The beneficiary of the requested Letter of Credit will be_______________,3 and such Letter of Credit will be in support of _____________________4 and will have a stated termination date of ____________.5

     The Company hereby certifies that after giving effect to the requested issuance of the Letter of Credit:

---------------------------

1    Letter of Request Number.

2 Date of Letter of Request (at least three Business Days prior to the Date of Issuance or such lesser number as may be agreed by the relevant Letter of Credit Issuer).

3    Insert name and address of beneficiary.

4 Insert description of the supported obligations, name of agreement and/or the commercial transaction to which this Letter of Credit Request relates.

5 Insert last date upon which drafts may be presented (which may not be beyond the 15th Business Day next preceding the Maturity Date).

     The Company hereby certifies that after giving effect to the requested issuance of the Letter of Credit:

           (i)     $_________ principal amount of Loans will be outstanding; and

           (ii)    the Letter of Credit Outstandings will be $___________.

     The Company hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

           (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on the Date of Issuance, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects when made; and

           (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

     Copies of all documentation with respect to the supported transaction are attached hereto.


                                     Very truly yours,

                                     CTB, INC.


                                     By:
                                        --------------------------------------
                                            Title:

                                  EXHIBIT B-4

                            NOTICE OF REDENOMINATION



                                                                      [Date]



KeyBank National Association,
     as Administrative Agent for the Lenders party to the Credit Agreement referred to below
127 Public Square
Cleveland, Ohio 44114
     Attention: Large Corporate Group


     Re:  Notice of Redenomination under Credit Agreement,
          dated as of August 15, 1997, to which CTB, Inc.
          is a party
          ------------------------------------------------


Ladies and Gentlemen:

     The undersigned, CTB, Inc. (the "COMPANY"), refers to the Credit Agreement, dated as of August 15, 1997 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the Company, the other Borrowers named therein, the financial institutions from time to time party thereto (the "LENDERS"), and KeyBank National Association, as Administrative Agent for such Lenders, and hereby gives you notice pursuant to section 2.7(b) of the Credit Agreement, that the Company hereby requests one or more Redenominations of General Revolving Loans into General Revolving Loans of another currency, and in that connection sets forth in the schedule attached hereto the information relating to each such Redenomination.



                                     Very truly yours,

                                     CTB, INC.


                                     By:
                                        ----------------------------------
                                             Title:

                            REDENOMINATION SCHEDULE



PROPOSED REDENOMINATION #1
     [OF THE LOANS DESCRIBED IN THE FIRST TABLE BELOW
     INTO LOANS DESCRIBED IN THE SECOND TABLE BELOW]

     NAME OF APPLICABLE BORROWER: ___________________

====================================================================================
     DATE                                                        INTEREST PERIOD
      OF                                AGGREGATE AMOUNT           IF LOANS ARE
     LOANS        TYPE OF LOANS             OF LOANS            EUROCURRENCY LOANS
------------------------------------------------------------------------------------
                 Prime Rate                                   One Month
_______, 19____  Loans
                                     $____________________    Two Months
                 Eurocurrency
                 Loans               Alternative Currency     Three Months
                                     and Amount:__________
                  [Circle One of                              Six Months
                      Above]         [Complete one of above]
                                                                  [Circle one of
                                                                      above]
====================================================================================


====================================================================================
     DATE                                                        INTEREST PERIOD
      OF                                AGGREGATE AMOUNT           IF LOANS ARE
     LOANS        TYPE OF LOANS             OF LOANS            EUROCURRENCY LOANS
------------------------------------------------------------------------------------
                 Prime Rate                                   One Month
_______, 19____  Loans
                                     $____________________    Two Months
                 Eurocurrency
                 Loans               Alternative Currency     Three Months
                                     and Amount:__________
                  [Circle One of                              Six Months
                      Above]         [Complete one of above]
                                                                  [Circle one of
                                                                      above]
====================================================================================

PROPOSED REDENOMINATION #2
     [OF THE LOANS DESCRIBED IN THE FIRST TABLE BELOW
     INTO LOANS DESCRIBED IN THE SECOND TABLE BELOW]

     NAME OF APPLICABLE BORROWER: ___________________

====================================================================================
     DATE                                                        INTEREST PERIOD
      OF                                AGGREGATE AMOUNT           IF LOANS ARE
     LOANS        TYPE OF LOANS             OF LOANS            EUROCURRENCY LOANS
------------------------------------------------------------------------------------
                 Prime Rate                                   One Month
_______, 19____  Loans
                                     $____________________    Two Months
                 Eurocurrency
                 Loans               Alternative Currency     Three Months
                                     and Amount:__________
                  [Circle One of                              Six Months
                      Above]         [Complete one of above]
                                                                  [Circle one of
                                                                      above]
====================================================================================


====================================================================================
     DATE                                                        INTEREST PERIOD
      OF                                AGGREGATE AMOUNT           IF LOANS ARE
     LOANS        TYPE OF LOANS             OF LOANS            EUROCURRENCY LOANS
------------------------------------------------------------------------------------
                 Prime Rate                                   One Month
_______, 19____  Loans
                                     $____________________    Two Months
                 Eurocurrency
                 Loans               Alternative Currency     Three Months
                                     and Amount:__________
                  [Circle One of                              Six Months
                      Above]         [Complete one of above]
                                                                  [Circle one of
                                                                      above]
====================================================================================

                                 EXHIBIT C-1









                        ____________________________

                                   FORM OF

                             SUBSIDIARY GUARANTY

                        ____________________________

                                 EXHIBIT C-2









                        ____________________________

                                   FORM OF

                         FOREIGN SUBSIDIARY GUARANTY

                        ____________________________

                                   EXHIBIT D


               FORM OF OPINION OF INTERNAL COUNSEL TO THE COMPANY




                                                              ________ __, 1997


The Administrative Agent
     and each of the Lenders party to the
     Credit Agreement referred to below
c/o KeyBank National Association
127 Public Square
Cleveland, Ohio 44114


     Re:  Credit Agreement, dated as of August 15, 1997,
          with CTB, Inc. and the other Borrowers named therein
          ----------------------------------------------------

Ladies and Gentlemen:

     I am the Vice President, General Counsel and Secretary of CTB, Inc., an Indiana corporation (the "COMPANY"), and have acted as counsel to the Company in connection with (i) the execution and delivery of the Credit Agreement, dated as of August 15, 1997 (the "CREDIT AGREEMENT"), among the Company, the other Borrowers named therein, the financial institutions party thereto (the "LENDERS"), and KeyBank National Association, as Administrative Agent, and (ii) the transactions contemplated thereby. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion letter is delivered by me to you at the request of the Company in accordance with the requirements of section 6.1(g) of the Credit Agreement.

     I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction as being true copies, of all such records of the Company and its Subsidiaries, all such agreements, certificates of officers of the Company, its Subsidiaries and others, and such other documents, certificates and corporate or other records as I have deemed necessary as a basis for the opinions expressed in this letter.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified or photostatic copies. As to facts material to the opinions expressed in this letter, I have relied upon statements and certificates of officers of the Company and of state authorities and on the representations, warranties and statements contained in the Credit Documents. I have assumed that the Credit Documents, together with the other documents referred to therein, reflect the complete understanding and agreement of the parties thereto.

     I have assumed that each entity that is a party to any of the documents referred to herein (other than the Company and its Subsidiaries) has been duly organized or formed and is validly existing and (if applicable) in good standing as a corporate or similar organization under the laws of its jurisdiction of organization, and is qualified to do business and is in good standing as a foreign corporation or other organization in each jurisdiction where by law it is required to be so qualified; that each such document has been duly authorized, executed and delivered by each such entity; that each such entity has the requisite corporate or other organizational power and authority to perform such party's obligations under each such document to which it is a party; and that each such entity has performed and will perform such party's obligations thereunder.

      I have investigated such questions of law for the purpose of rendering the opinions in this letter as I have deemed necessary. I express no opinion in this letter concerning any law other than the laws of the State of Indiana and the federal laws of the United States of America. I assume, with your permission and without independent review, that insofar as the law of any other states may be applicable to any matters opined to herein, such law is identical to the laws of the State of Indiana, but I express no opinion as to the extent to which the law of the State of Indiana or the law of any other jurisdiction may apply.

      On the basis of and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, I am of the opinion that:

           1. CORPORATE STATUS, ETC. The Company and each of its Subsidiaries which is a Credit Party (i) is a validly existing corporation under the laws of the jurisdiction of its formation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposed to engage and (ii) to my knowledge, is duly qualified and is authorized to do business and is in good standing (if applicable) in each jurisdiction where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

           2. SUBSIDIARIES. To my knowledge, Annex II to the Credit Agreement correctly sets forth each Subsidiary of the Company and the direct and indirect ownership interest of the Company therein.

           3. CORPORATE POWER AND AUTHORITY, ETC. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party.

           4. CREDIT DOCUMENTS. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document to which it is a party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws, and related judicial doctrines, from time to time in effect affecting creditors' rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity, and
      (iii) the qualification that certain other provisions of such Credit Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Indiana or other applicable jurisdictions, but the inclusion of such provisions does not affect the validity as against any Credit Party of any of such Credit Documents as a whole, and such Credit Documents contain adequate provisions for enforcing payment of the obligations governed or secured thereby and for the realization of the principal rights and benefits afforded thereby, subject to the other qualifications and limitations contained in this opinion letter.

           5. NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, (i) will contravene any provision of any State of Indiana or United States federal law, statute, rule, regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or, to my knowledge, any order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or its properties and assets, (ii) will conflict or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, of which I have knowledge to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the charter, by-laws or code of regulations of any Credit Party.

           6. GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Ohio or United States federal governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

           7. LITIGATION. To my knowledge, there are no actions, suits or proceedings pending or, to, my knowledge, threatened with respect to the Company or any other Credit Party (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by any Credit Party pursuant to any of the Credit Documents to which it is a party.

           8. INVESTMENT COMPANY ACT, ETC. Neither the Company nor any of the other Credit Parties is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

      This opinion letter is being furnished only to the addresses and is solely for their benefit and the benefit of their participants and assigns in connection with the transactions contemplated by the Credit Documents. This opinion letter may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without my prior written consent.



                                             Very truly yours,



                                             Michael J. Kissane
                                             Vice President, General Counsel
                                             and Secretary

                                  EXHIBIT E









                        ____________________________

                                   FORM OF

                            ASSIGNMENT AGREEMENT

                        ____________________________

                            ASSIGNMENT AGREEMENT

                             DATE:_____________


     Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined.

     _____________ (the "ASSIGNOR") and ______________ (the "ASSIGNEE") hereby agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "ASSIGNED SHARE") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's Commitment and of the Loans, Unpaid Drawings and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in
Item 4 of Annex I.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or the performance or observance by the Company of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (vi) to the extent legally entitled to do so, attaches the forms described in section 5.4(b)(ii) of the Credit Agreement(6).

     4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor, the Assignee and the consent hereof by the Administrative Agent and the receipt by the Administrative Agent of the administrative fee referred to in section 13.4(b) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "SETTLEMENT DATE").

--------------------

6 If the Assignee is organized under the laws of a jurisdiction outside the United States.

     5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

     6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (y) all Facility Fee (if applicable) on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I, and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Facility Fee and Letter of Credit Fees, to be paid by the Administrative Agent, upon receipt thereof from any Borrower, directly to the Assignee. It is further agreed that all payments of principal made by any Borrower on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

     7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

                                *     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



[NAME OF ASSIGNOR],                        [NAME OF ASSIGNEE],
       as Assignor                             as Assignee


By:                                        By:
   ----------------------------------         -------------------------------
       Title:                                       Title:


Acknowledged and Agreed:

KeyBank National Association,
       as Administrative Agent


By:
   ----------------------------------
       Vice President

                                                                         ANNEX I




                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    ANNEX I




1.  The Borrower:

2.  Name and Date of Credit Agreement:

     Credit Agreement, dated as of August 15, 1997, among CTB, Inc., the other Borrowers named therein, the Lenders from time to time party thereto, and KeyBank National Association, as Administrative Agent.


3.  Date of Assignment Agreement:

                  _________ ___, _____

4.  Amounts (as of date of item #3 above):

                          General       General      Swing Line    Swing Line
                          Revolving     Revolving    Revolving     Revolving
                          Commitment    Loans        Commitment    Loans
                          ----------    ---------    ----------    ---------
a.  Aggregate Amount
    for all Lenders       $________     $_________   $_________    $_________

b.  Assigned Share        _________     __________   __________    __________

c.  Amount of Assigned
    Share                 $________     $_________   $_________    $_________


5.  Settlement Date:

       _________ ___, ___

6.     Rate of Interest
       to the Assignee:      As set forth in section 2.8 of the Credit
                             Agreement (unless otherwise agreed to by the Assignor and the Assignee).(7)



__________________________

(7) The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in section 2.8 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

7.   Facility
     Fee: As set forth in section 4.1(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee)(8).

8.   Letter of
     Credit Fees:            As set forth in section 4.1(b) of the Credit
                             Agreement (unless otherwise agreed to by the Assignor and the Assignee)(9).


9.   Notices:

ASSIGNOR:                              ASSIGNEE:
______________________                 ______________________
______________________                 ______________________
______________________                 ______________________
Attention:                             Attention:
Telephone No.:                         Telephone No.:
Facsimile No.:                         Facsimile No.:


10. Payment Instructions:

ASSIGNOR:                              ASSIGNEE:
____________________                   _______________________
____________________                   _______________________
____________________                   _______________________
ABA No.:                               ABA No.:
Account No.:                           Account No.:
Reference:                             Reference:
Attention:                             Attention:








_______________________

(8) The Borrower and the Administrative Agent shall direct the entire amount of the Facility Fee to the Assignee at the rate set forth in section 4.1(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Facility Fee through payment by the Assignee to the Assignor.


(9) The Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in section 4.1(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fees through payment by the Assignee to the Assignor.

                                  EXHIBIT F

                        SECTION 5.4(B)(II) CERTIFICATE


     Reference is hereby made to the Credit Agreement dated as of August 15, 1997, among CTB, Inc., the other Borrowers named therein, the financial institutions party thereto from time to time, and KeyBank National Association, as Administrative Agent (the "CREDIT AGREEMENT"). Pursuant to the provisions of section 5.4(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                     [Name of Bank]


                                     By:
                                         -------------------------------------
                                              Title:


Dated:
       ---------------

                                  EXHIBIT G

                       FORM OF ELECTION TO PARTICIPATE



                                                                      [Date]



KeyBank National Association,
     as Administrative Agent for the Lenders party to the Credit Agreement referred to below
127 Public Square
Cleveland, Ohio 44114
     Attention: Large Corporate Group

     Re: Election to Participate as a Foreign Borrowing Subsidiary under the Credit Agreement, dated as of August 15, 1997, to which CTB, Inc. is a party
          -----------------------------------------------------------

Ladies and Gentlemen:

     Reference is made to the Credit Agreement, dated as of August 15, 1997 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among CTB, Inc. (the "COMPANY"), the other Borrowers named therein, the financial institutions from time to time party thereto (the "LENDERS"), and KeyBank National Association, as Administrative Agent for such Lenders.

     1. The undersigned, [name of Foreign Borrowing Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be a Foreign Borrowing Subsidiary for purposes of the Credit Agreement effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in the Credit Agreement insofar as they apply to the undersigned are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of a Foreign Borrowing Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, to the extent applicable to a Foreign Borrowing Subsidiary, as if the undersigned had been an original signatory party thereto.

     2. The address to which all notices to the undersigned under the Credit Agreement should be directed is:


                              [insert address]



     3. [Other than as set forth in paragraph 4 hereof,] there is no income, stamp or other tax of [jurisdiction of incorporation and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the undersigned pursuant to the Credit Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.

     [4.  Tax disclosure]

     5. This instrument shall be construed in accordance with and governed by the laws of the State of Ohio, United States of America.

     6. This instrument may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



                                Very truly yours,

                                [NAME OF SUBSIDIARY]



                                 BY:
                                    ---------------------------------------
                                       NAME:
                                       TITLE:



     The undersigned hereby confirms that (i) [name of Subsidiary] is a Foreign Borrowing Subsidiary for purposes of the Credit Agreement described above and
(ii) the representations and warranties set forth in the Credit Agreement are true and correct as to [name of Subsidiary] as of the date hereof.



                                 CTB, INC.


                                 BY:
                                    ---------------------------------------
                                       NAME:
                                       TITLE:





Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.



KEYBANK NATIONAL ASSOCIATION,
     AS ADMINISTRATIVE AGENT


BY:
   -------------------------------------------
     VICE PRESIDENT

                                  EXHIBIT H

                        FORM OF ELECTION TO TERMINATE

                                                                  [Date]

KeyBank National Association,
     as Administrative Agent for the Lenders party to the Credit Agreement referred to below
127 Public Square
Cleveland, Ohio 44114
     Attention: Large Corporate Group

     Re: Election to Terminate status as a Foreign Borrowing Subsidiary under the Credit Agreement, dated as of August 15, 1997, to which CTB, Inc. is a party
          --------------------------------------------------------------

Ladies and Gentlemen:

     Reference is made to the Credit Agreement, dated as of August 15, 1997 (as amended from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among CTB, Inc. (the "COMPANY"), the other Borrowers named therein, the financial institutions from time to time party thereto (the "LENDERS"), and KeyBank National Association, as Administrative Agent for such Lenders.

     1. The undersigned, [name of Foreign Borrowing Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status a Foreign Borrowing Subsidiary for purposes of the Credit Agreement effective from the date hereof.

     2. The undersigned hereby represents and warrants that all principal and interest on all Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

     3. This Election to Terminate shall not operate to release the undersigned from any obligation of the undersigned under section 5.4 or other indemnity provisions of the Credit Agreement with respect to any claims arising under such provisions on or prior to the date hereof which have not yet been asserted.

     4. This instrument shall be construed in accordance with and governed by the laws of the Sate of Ohio, United states of America.

     5. This instrument may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



                                      Very truly yours,

                                      [NAME OF SUBSIDIARY]



                                      BY:
                                         -------------------------------------
                                                NAME:
                                                TITLE:

     The undersigned hereby confirms that the status of [name of Subsidiary] as a Foreign Borrowing Subsidiary for purposes of the Credit Agreement described above is terminated as of the date set forth above.



                                     CTB, INC.


                                     BY:
                                        ---------------------------------------
                                             NAME:
                                             TITLE:




Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.



KEYBANK NATIONAL ASSOCIATION,
     AS ADMINISTRATIVE AGENT


BY:
   ----------------------------------------
     VICE PRESIDENT




                                      2